UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐    Preliminary Proxy Statement

☐    Confidential, for use of the Commission Only (as Permitted By Rule 14A-6(e)(2))

☒    Definitive Proxy Statement

☐    Definitive Additional Materials

☐    Soliciting Material Pursuant to Section 240.14a-12

SEARS HOMETOWN AND OUTLET STORES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

SEARS HOMETOWN AND OUTLET STORES, INC.

5500 Trillium Boulevard, Suite 501

Hoffman Estates, Illinois 60192

April 15, 2014

W. BRUCE JOHNSON

Chief Executive Officer and President

Dear Stockholder:

On October 11, 2013 Sears Hometown and Outlet Stores, Inc. (the “Company” or “SHO”) celebrated the first anniversary of its becoming a publicly traded company separate from Sears Holdings Corporation. I am delighted to be able to invite you to attend our Annual Meeting of Stockholders to be held on Wednesday, May 28, 2014. The meeting will begin at 9:00 a.m. (Central time), and SHO will host the meeting at the offices of Sears Holdings Corporation (which are adjacent to our corporate headquarters), in CTC Room 702A&B, 3333 Beverly Road, Hoffman Estates, Illinois 60179. Stockholders will enter the Sears Holdings Corporation offices at the Elm Building main entrance.

We are pleased to furnish proxy materials to our stockholders over the Internet. We believe that this e-proxy process expedites stockholders’ receipt of proxy materials, while also lowering the costs that the Company incurs and reducing the environmental impact of our Annual Meeting.

Whether or not you plan to attend the Annual Meeting in person, please read the proxy statement and vote your shares. Instructions for Internet and telephone voting are included in your Notice of Internet Availability of Proxy Materials or proxy card (if you received your materials by mail).

ADMISSION TO THE 2014 ANNUAL MEETING

An Admission Ticket (or other proof of stock ownership) and some form of government-issued photo identification (such as a valid driver’s license or passport) will be required for admission to the Annual Meeting.

Only stockholders who own SHO common stock as of the close of business on April 7, 2014 will be entitled to attend the Annual Meeting. An Admission Ticket will serve as verification of your ownership.

•

If you received a Notice of Internet Availability of Proxy Materials and will not be requesting a printed copy of the proxy materials, please bring that Notice with you to the Annual Meeting as your Admission Ticket.

•

If your SHO shares are registered in your name and you received your proxy materials by mail, an Admission Ticket is attached to your proxy card—please bring that Admission Ticket with you to the Annual Meeting as your Admission Ticket.

•

If your SHO shares are held in a bank or brokerage account, you can attend the Annual Meeting if you bring a recent bank or brokerage statement showing that you owned shares of SHO common stock on April 7, 2014. You may also contact your bank or broker to obtain a written legal proxy.

Registration will begin at 8:30 a.m. and seating will begin at 8:45 a.m. Cameras, recording devices, and other electronic devices will not be permitted at the Annual Meeting.

Sincerely,

W. Bruce Johnson

Sears Hometown and Outlet Stores, Inc.

5500 Trillium Boulevard, Suite 501

Hoffman Estates, Illinois 60192

Notice of 2014 Annual Meeting of Stockholders

Date:	May 28, 2014
Time:	9:00 a.m. (Central time)
Place:	Sears Holdings Corporation
CTC Room 702A&B
3333 Beverly Road
Hoffman Estates, Illinois 60179
Stockholders will enter the Sears Holdings Corporation offices at the Elm Building main entrance.

Please attend the Annual Meeting of Stockholders of Sears Hometown and Outlet Stores, Inc. (“SHO,” the “Company,” “our company,” “we,” or “our”) to:

1.	Elect the six director nominees named in the accompanying Proxy Statement;

2.	Hold an advisory vote to approve the compensation of our Named Executive Officers;

3.	Ratify the appointment by the Audit Committee of BDO USA, LLP as the Company’s independent registered public accounting firm for fiscal year 2014; and

4.	Consider any other business that may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.

The record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting is April 7, 2014. Only stockholders of record at the close of business on that date can vote at, or will be eligible to attend, the Annual Meeting.

On or about April 15, 2014 we began mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to all stockholders of record as of April 7, 2014 and posted our proxy materials on the website referenced in the Notice (www.proxyvote.com). As more fully described in the Notice, all stockholders may choose to access our proxy materials on the website referred to in the Notice or may request a printed set of our proxy materials. In addition, the Notice and website provide information regarding how you may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. For those who previously requested printed proxy materials or electronic materials on an ongoing basis, you will receive those materials as you requested.

It is important that your shares are represented at the Annual Meeting. Stockholders may vote their shares (1) in person at the Annual Meeting, (2) by telephone, (3) through the Internet, or (4) by completing and mailing a proxy card if you receive your proxy materials by mail. Specific instructions for voting by telephone or through the Internet (including voting deadlines) are included in the Notice and in the proxy card. If you attend and vote at the Annual Meeting, your vote at the Annual Meeting will replace any earlier vote.

By Order of the Board of Directors.

Charles J. Hansen

Vice President, General Counsel, and Secretary

April 15, 2014

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2014 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 28, 2014.

The Company’s proxy statement for the 2014 Annual Meeting of Stockholders and the 2013 Annual Report on Form 10-K for the fiscal year ended February 1, 2014 are available at www.proxyvote.com.

Proxy Statement

The accompanying proxy is solicited on behalf of the Board of Directors of Sears Hometown and Outlet Stores, Inc. (the “Board”) for use at the Annual Meeting of Stockholders to be held on May 28, 2014. On or about April 15, 2014 Sears Hometown and Outlet Stores, Inc. (“SHO,” the “Company,” “our company,” “we,” “our,” or “us”) began mailing to stockholders a Notice of Internet Availability of the Proxy Materials containing instructions on how to access proxy materials via the Internet and how to vote online (www.proxyvote.com). Stockholders who did not receive the Notice of Internet Availability of the Proxy Materials will continue to receive a paper or electronic copy of the proxy materials, which the Company also began sending on or about April 15, 2014.

QUESTIONS AND ANSWERS

Q:	Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

A:	In accordance with rules and regulations adopted by the SEC, instead of mailing a printed copy of our proxy materials to each stockholder of record, we are furnishing proxy materials, including this Proxy Statement and the Company’s 2013 Annual Report on Form 10-K, by providing access to such documents on the Internet. Most stockholders will not receive printed copies of the proxy materials unless they request them. Instead, commencing on or about April 15, 2014, a Notice of Internet Availability of Proxy Materials (the “Notice”) was sent to most of our stockholders which will instruct you as to how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may submit your proxy on the Internet. If you would like to receive a paper or email copy of our proxy materials, please follow the instructions for requesting such materials in the Notice.

Q:	What is a proxy statement?

A:	A proxy statement is a document, such as this one, required by the SEC that, among other things, explains the items on which you are asked to vote on the proxy card.

Q:	What will stockholders be asked to do at the Annual Meeting?

A:	At the SHO 2014 Annual Meeting of Stockholders (the “Annual Meeting”), our stockholders will be asked to:

•	elect the six director nominees named in this Proxy Statement (see discussion beginning on page 9);

•

hold an advisory vote to approve the compensation of our Named Executive Officers (as defined under “Item 1—Executive Compensation—Fiscal Year 2013 Summary Compensation Table” in this Proxy Statement) (see page 37);

•	ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for fiscal year 2014 (see discussion beginning on page 38); and

•	consider any other business that may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.

Q:	What does it mean to vote by proxy?

A:	It means that you give someone else the right to vote your shares in accordance with your instructions. In this way, you ensure that your vote will be counted even if you are unable to attend the Annual Meeting. If you give your proxy but do not include specific instructions on how to vote, the individuals named as proxies will vote your shares as follows:

•	FOR the election of six nominees for director;

•	FOR the approval, on an advisory basis, of the compensation of our Named Executive Officers as described in this Proxy Statement;

•	FOR the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for fiscal year 2014.

Q:	Who is entitled to vote?

A:	Only holders of our common stock at the close of business on April 7, 2014 (the “Record Date”) are entitled to vote at the Annual Meeting. Each outstanding share of common stock is entitled to one vote. There were 22,749,936 shares of our common stock outstanding on the Record Date.

Q:	How do I cast my vote?

A:	If you hold your shares directly in your own name, you are a “registered stockholder” and can vote in person at the Annual Meeting or you can complete and submit a proxy through the Internet, by telephone or by mail (if you received your proxy materials by mail). If your shares are registered in the name of a broker or other nominee, you are a “street-name stockholder” and will receive instructions from your broker or other nominee describing how to vote your shares.

Q:	How do I vote by telephone or through the Internet?

A:	If you are a registered stockholder, you may vote by telephone or through the Internet following the instructions in the Notice or in the proxy card. If you are a street-name stockholder, your broker or other nominee will provide information for you to use in directing your broker or nominee how to vote your shares.

Q:	Who will count the vote?

A:	A representative of Broadridge Financial Services, Inc., an independent tabulator, will count the vote and act as the inspector of election.

Q:	Can I change my vote after I have voted?

A:	A subsequent vote by any means will change your prior vote. For example, if you voted by telephone, a subsequent Internet vote will change your vote. If you are a registered stockholder and wish to change your vote by mail, you may do so by requesting, in writing, a proxy card from the Secretary at Sears Hometown and Outlet Stores, Inc., Law Department, 5500 Trillium Boulevard, Suite 501, E5-094B, Hoffman Estates, Illinois 60192, Attn: General Counsel and Secretary. The last vote received prior to the Annual Meeting will be the one counted. If you are a registered stockholder, you may also change your vote by voting in person at the Annual Meeting. Street-name stockholders wishing to change their votes after returning voting instructions to their broker or other nominee must contact the broker or nominee directly.

Q:	Can I revoke a proxy?

A:	Yes, registered stockholders may revoke a properly executed proxy at any time before it is exercised by submitting a letter addressed to and received by the Company’s Secretary at the address listed in the answer to the previous question. Street-name stockholders cannot revoke their proxies in person at the Annual Meeting because the actual registered stockholders, the brokers or other nominees, will not be present.

Q:	What does it mean if I receive more than one Notice, proxy, or voting instruction card?

A:	It means your shares are registered differently or are in more than one account. For all Notices you receive, please enter your vote by Internet for each control number you have been assigned. If you received paper copies of proxy materials, please provide voting instructions for all proxy and voting instruction cards you receive. We encourage you to register all your accounts in the same name and address. Registered stockholders may contact our transfer agent, Computershare Trust Company, N.A. at P.O. Box 43078, Providence, Rhode Island 02940-3078 (1-888-679-2864). Street-name stockholders holding shares through a broker or other nominee should contact their broker or nominee and request consolidation of their accounts.

Q:	What shares are included in my Notice?

A:	Your Notice includes all shares registered to your account under the same social security number and address.

Q:	What makes a quorum?

A:	Each outstanding share of our common stock as of the Record Date is entitled to one vote at the Annual Meeting. A majority of the outstanding shares entitled to vote, being present or represented by proxy at the Annual Meeting, constitutes a quorum. A quorum is necessary to conduct the Annual Meeting.

Q:	How many votes are needed to approve each of the proposals?

A:	Item 1: The director nominees will be elected by a plurality of the votes cast by the shares of common stock entitled to vote at the Annual Meeting and present in person or represented by proxy. This means that the six nominees who receive the most affirmative votes will be elected as directors.

Item 2: Advisory approval of the compensation of our Named Executive Officers requires the affirmative vote of a majority of those shares present in person or represented by proxy and entitled to vote at the Annual Meeting.

Item 3: Ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm requires the affirmative vote of a majority of those shares present in person or represented by proxy and entitled to vote at the Annual Meeting.

Q:	How are votes counted?

A:	Under Delaware law, our Certificate of Incorporation, as amended, and our Amended and Restated Bylaws (“Bylaws”), all votes entitled to be cast by stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter, whether those stockholders vote “for,” “against,” or abstain from voting, will be counted for purposes of determining the minimum number of affirmative votes required to (1) approve the compensation of our Named Executive Officers and (2) ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the 2014 fiscal year.

Q:	What is the effect of an abstention?

A:	The shares of a stockholder who abstains from voting on a matter will be counted for purposes of determining whether a quorum is present at the Annual Meeting so long as the stockholder is present in person or represented by proxy. With regard to the election of directors, votes may be cast in favor or withheld, and votes that are withheld will have no effect. Abstentions may be specified on all other proposals. An abstention from voting on a matter by a stockholder present in person or represented by proxy at the Annual Meeting has the same legal effect as a vote “against” the proposals to approve the compensation of our Named Executive Officers and to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the 2014 fiscal year.

Q:	How will votes be counted on shares held through brokers?

A:	If you are a street-name stockholder and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. Brokers are not entitled to vote on the election of directors or the advisory proposal to approve the compensation of our Named Executive Officers unless the brokers receive voting instructions from the beneficial owner. The shares of a stockholder whose shares are not voted because of a broker non-vote on a particular matter will be counted for purposes of determining whether a quorum is present at the Annual Meeting so long as the stockholder is represented by proxy. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered present and entitled to vote on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the Annual Meeting, assuming that a quorum is obtained. Brokers will be permitted to vote without voting instructions on the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the 2014 fiscal year.

Q:	Who may attend the Annual Meeting?

A:

All stockholders as of the Record Date may attend. Seating and parking are limited and admission is on a first-come basis. If you received a Notice and will not be requesting a printed copy of the proxy materials, please bring that Notice with you as your admission ticket. If you are a registered stockholder and you received printed copies of your proxy materials by mail, an admission ticket is attached to your proxy card. Each stockholder may be asked to present valid picture identification (for example, a driver’s license or passport). If you are a street-name stockholder and you received printed copies of your proxy materials, you will need to bring a copy of a brokerage statement, proxy or letter from the broker or other nominee confirming ownership of SHO shares as of the Record Date.

Q:	Can I access future annual meeting materials through the Internet rather than receiving them by mail?

A:	Yes. Registered stockholders can sign up for electronic delivery at www.proxyvote.com. If you vote through the Internet, you can also sign up for electronic delivery. Just follow the instructions that appear after you finish voting. You will receive an e-mail next year containing our 2014 Annual Report on Form 10-K and the proxy statement for our 2015 Annual Meeting of Stockholders. Street-name stockholders may also have the opportunity to receive copies of these documents electronically. Please check the information provided in the proxy materials mailed to you by your broker or other nominee regarding the availability of this service. This procedure reduces the printing costs and fees our Company incurs in connection with the solicitation of proxies.

Q:	What is “householding”?

A:	SHO has adopted a procedure called “householding,” which has been approved by the SEC. Under this procedure, registered stockholders who have the same address and last name and do not receive proxy materials electronically will receive a single Notice or set of proxy materials, unless one or more of these stockholders notifies the company that they wish to continue receiving individual copies. Stockholders who participate in householding will continue to receive separate proxy cards. This procedure can result in significant savings to SHO by reducing printing and postage costs.

If you participate in householding and wish to receive a separate Notice of Internet Availability of Proxy Materials or set of proxy materials, or if you wish to receive separate copies of future Notices, annual reports, and proxy statements, please contact Broadridge Financial Solutions at Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717 or 1-800-542-1061. The Company will deliver the requested documents to you promptly upon your request.

Registered stockholders who share the same address, currently receive multiple copies of proxy materials, and who wish to receive only one copy of these materials per household in the future may contact Broadridge Financial Solutions at the address or telephone number listed above. Street-name stockholders should contact their broker or other nominee to request information about householding.

Q:	How do I revoke my consent to the householding program?

A:	Registered stockholders who share an address and last name with one or more other holders of record and who wish to continue to receive separate annual reports, proxy statements and other disclosure documents may revoke their consent by writing to Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717. Registered stockholders may also revoke their consent by contacting SHO’s householding agent toll free at 1-800-542-1061 and following the voice prompts. These stockholders will be removed from the householding program within 30 days of receipt of the revocation of consent.

A number of brokerage firms have instituted householding. Street-name stockholders should contact their broker or other nominee to request information about householding.

CORPORATE GOVERNANCE

“Controlled Company” Status

According to publicly available information, from October 11, 2012 to on or about June 12, 2013 ESL Investments, Inc. and its investment affiliates, including Edward S. Lampert (collectively, “ESL”), beneficially owned approximately 62.5% of our outstanding shares of common stock. As a consequence, during that period we qualified and elected to be treated as a “controlled company” for purposes of NASDAQ’s Stock Market Rules. This election allowed us to rely on exemptions from certain corporate governance requirements applicable to NASDAQ-listed companies such as those requiring that a company’s board of directors be comprised of a majority of independent directors and that a company’s compensation committee and nominating committee be composed entirely of independent directors.

According to publicly available information, ESL ceased to beneficially own more than 50% of our outstanding shares of common stock on or about June 12, 2013. Consequently, as of that date we ceased to qualify as a “controlled company” under NASDAQ’s Stock Market Rules. Since that date we have complied, and it is our intention to continue to comply, with the NASDAQ Stock Market’s phase-in rules applicable to companies that have ceased to be a “controlled company.” Although not required by the phase-in rules, at this time our Compensation Committee and our Nominating and Corporate Governance Committee are composed entirely of “Independent Directors” within the meaning of the NASDAQ Stock Market Rules.

Corporate Governance Practices

The Board is committed to effective corporate governance as a publicly traded company. To that end, the Board has approved and adopted Corporate Governance Guidelines and Board committee charters that provide the framework for SHO’s governance and that are in compliance with NASDAQ’s Stock Market Rules’ corporate governance requirements. The Nominating and Corporate Governance Committee will review and assess the Corporate Governance Guidelines annually and recommend changes to the Board as appropriate. The Corporate Governance Guidelines, along with the charters of Board committees, our Code of Conduct, and our Board of Directors Code of Conduct, are available on our website at www.shos.com under the heading “Corporate Governance.”

Among other things, the Corporate Governance Guidelines provide that:

•	By June 12, 2014, a majority of the members of our Board must satisfy the independence standards of NASDAQ’s Stock Market Rules.

•	Independent directors are to meet regularly, at least twice a year, in executive session without management present.

•

The Board and its committees have the power to engage, at the Company’s expense, independent legal, financial, and other advisors as deemed necessary, without consulting or obtaining the approval of the Company’s officers in advance.

•	The Board will conduct annual evaluations to assess whether it and its committees are functioning effectively.

The Company’s Insider Trading Policies provide that Board members and the Company’s employees are prohibited from (i) holding the Company’s securities in a margin account or pledging the Company’s securities as collateral for a loan, and (ii) engaging in transactions in publicly traded options based on the Company’s securities, such as puts, calls, and other derivative securities, on an exchange or in any other organized market.

The Company’s Annual Incentive Plan and the Company’s Long-Term Incentive Program provide that the Company will seek reimbursement from the Company’s executive officers if the Company’s financial statements or approved financial measures are subject to restatement due to error or misconduct, to the extent permitted by law. The Company’s Annual Incentive Plan and the Company’s Long-Term Incentive Program are included as exhibits to the Company’s 2013 Annual Report on Form 10-K.

Independence of Audit Committee Members; Audit Committee Financial Experts

Based on its analysis of the independence of each director for the purpose of determining eligibility to serve on the Audit Committee of the Board of Directors, the Board has determined that James F. Gooch, Jeffrey Flug, and Josephine Linden, the members of the Audit Committee, each meets the heightened independence criteria applicable to audit committee members under NASDAQ’s Stock Market Rules. The Board also has determined that James F. Gooch, the Chair of the Audit Committee, and Jeffrey Flug are “audit committee financial experts” as defined in Item 407(d)(5) of the SEC’s Regulation S-K.

ITEM 1. ELECTION OF DIRECTORS

Item 1 concerns the election of the following six nominees to our Board of Directors: E.J. Bird; Jeffrey Flug; James A. Gooch; William R. Harker; W. Bruce Johnson; and Josephine Linden. Each of the nominees is a current member of the Board of Directors. If elected, the six nominees will hold office until the earliest of the next annual meeting of stockholders or their successors are elected and qualified. The persons named in the proxy card (the “proxies”) will vote FOR the election of all of the nominees listed below unless otherwise instructed. SHO’s entire Board of Directors currently consists of seven members.

Elizabeth Darst Leykum, also a current member of the Board of Directors, has notified the Company that she declines to stand for reelection to the Board of Directors due to her other responsibilities, and as a consequence the Board of Directors has not nominated her for election to the Board of Directors at the Annual Meeting. She also has notified the Company that she intends to continue to serve as a member of the Board of Directors until the Annual Meeting. The Board of Directors has adopted a resolution reducing the size of the Board of Directors to six members effective upon the election of six members of the Board of Directors at the Annual Meeting. You may not vote for a greater number of persons than the number of nominees named in this Proxy Statement.

The current members of the Board of Directors are E.J. Bird, Jeffrey Flug, James A. Gooch, William R. Harker, W. Bruce Johnson, Elizabeth Darst Leykum, and Josephine Linden.

Except as otherwise indicated below, the Board of Directors expects all of the nominees to be available for election. If any nominee should become unavailable to serve as a director for any reason prior to the Annual Meeting, the Board may substitute another person as a nominee. In that case, your shares will be voted for that other person.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF THE FOLLOWING SIX INDIVIDUALS, EACH OF WHOM IS A CURRENT MEMBER OF THE BOARD OF DIRECTORS: E.J. BIRD; JEFFREY FLUG; JAMES A. GOOCH; WILLIAM R. HARKER; W. BRUCE JOHNSON; AND JOSEPHINE LINDEN.

The following biographies of the nominees to our Board of Directors contain information for each nominee regarding the nominee’s service as a director, business experience, director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes, or skills that caused the Board to determine that the nominee should serve as a member of our Board of Directors.

E.J. Bird, 51, has been a director of SHO since the Company’s October 11, 2012 separation from Sears Holdings Corporation (“Sears Holdings”), a retailer holding company (the “Separation”). Since March 11, 2013 he has served as Chief Financial Officer of Sears Canada Inc., a retailer. Mr. Bird served as a director of Sears Canada Inc. from May 2006 until September 2013. Prior to his Sears Canada Inc. employment he was a private investor. He is also the President of Overflow Ministries, a not-for-profit organization, and has held this position since October 2003. Mr. Bird served as an analyst for Levine Investments, an investment partnership with public and private investments, from July 2002 to February 2010 and as Chief Financial Officer of ESL Investments, Inc., a hedge fund, from September 1991 to June 2002. Mr. Bird was a director of GWR Global Water Resources Corp., a water resource management company, from December 2010 until May 2013. Mr. Bird brings a wealth of financial knowledge to the Board and has extensive expertise with respect to financial matters.

Jeffrey Flug, 51, has been a director of SHO since the Separation. Since August 2009 he has held a variety of senior positions with Union Square Hospitality Group, LLC, a restaurant chain, and he currently serves as its President. Mr. Flug was Chief Executive Officer and Executive Director of Millennium Promise Alliance, Inc., a non-profit organization whose mission is to eradicate extreme global poverty, from April 2006 to June 2008. Mr. Flug was a Managing Director and Head of North American Institutional Sales at JPMorgan Chase & Co., a banking and financial services company, from May 2000 to April 2006. From August 1988 to May 2000,

Mr. Flug was a Managing Director for Goldman Sachs & Co., a banking and financial services company, in its Fixed Income Division. He has been a director of PennantPark Investment Company, an investment banking and financial services company, since February 2007 and of PennantPark Floating Rate Capital Ltd., an investment company, since October 2010. Mr. Flug brings to the Board broad expertise in investment banking, fixed income investing, accounting, and business operations.

James F. Gooch, 46, has been a director of SHO since March 27, 2013. He served as President and Chief Executive Officer of RadioShack Corporation, an electronics retailer, from May 2011 to October 2012, as President and Chief Financial Officer of RadioShack Corporation from January 2011 to May 2011, and as Chief Financial Officer of RadioShack Corporation from August 2006 to January 2011. Earlier in his career he was employed by Helene Curtis (a personal-care and beauty-products company), The Quaker Oats Company (a food-products company), Kmart Corporation (a retailer), and Sears Holdings. Mr. Gooch brings to the Board extensive experience, knowledge, and understanding about retail and consumer-product businesses.

William R. Harker, 41, has been a director and Chairman of the Board of Directors of SHO since August 2012. Since April 2013, he has served as the co-founder and President of Áshe Capital Management, LLC, an investment management firm. He founded The Harker Group LLC, a consulting firm, in August 2012 and served as its principal until April 2, 2014. From February 2011 until June 2012 Mr. Harker was the Executive Vice President and General Counsel of ESL Investments, Inc. He served as an officer of Sears Holdings from September 2005 until August 2012. He joined Sears Holdings as Vice President and Chief Counsel in September 2005 and became Vice President, Acting General Counsel and Corporate Secretary of Sears Holdings in January 2006. In April 2006, Mr. Harker was elected the Senior Vice President, Acting General Counsel and Corporate Secretary. He served as Sears Holdings’ General Counsel and Corporate Secretary from December 2006 to May 2010 and also served as its Senior Vice President, Human Resources, from February 2008 to August 2009. Prior to Sears Holdings, Mr. Harker practiced law with the law firm of Wachtell, Lipton, Rosen and Katz from September 2000 to August 2005. Mr. Harker has been a director of Sears Canada Inc. since November 2008. He has served on the national Board of Trustees of the March of Dimes Foundation, a not-for-profit organization, since June 2010. Mr. Harker brings a wealth of business and legal knowledge to the Board having held numerous senior business and legal positions.

W. Bruce Johnson, 62, has been a director and Chief Executive Officer and President of SHO since July 2012. He served as Executive Vice President—Off-Mall Businesses of Sears Holdings, to which position he was elected in September 2011. From February 2011 until September 2011, he served as Sears Holdings’ Executive Vice President—Off-Mall Business and Supply Chain. He served as Sears Holdings’ interim Chief Executive Officer and President from February 2008 to February 2011 and a member of the Board of Directors of Sears Holdings from May 2010 to May 2011. He previously served as Sears Holdings’ Executive Vice President, Supply Chain and Operations since the merger of Sears, Roebuck and Co. and Kmart Holding Corporation, both retailers, in 2005. He joined Kmart in October 2003 as Senior Vice President, Supply Chain and Operations. Since July 2010, Mr. Johnson has served on the Board of Visitors of Duke Law School, and since January 2009 he has served on the Board of Directors of the Ann & Robert H. Lurie Children’s Hospital of Chicago, working on its finance committee. Mr. Johnson has extensive knowledge of retail company operations from his many years of experience working for Sears Holdings and companies such as Carrefour SA, a multinational retailer, and Colgate-Palmolive Company, a multinational consumer products company. Mr. Johnson has also developed a strong understanding of SHO, its operations, and the issues facing it as a result of his years of service with Sears Holdings.

Josephine Linden, 62, has been a director of SHO since the Separation. She founded and has been the managing member and principal of Linden Global Strategies LLC, a New York-based, SEC-registered investment management firm, since September 2011. From September 2010 to July 2011, she taught as an Adjunct Professor in the Finance department of Columbia Business School. In November 2008, Mrs. Linden retired from Goldman, Sachs & Co., as a Partner and Managing Director after having been with the firm for more than 25 years, where she held a variety of roles, including Managing Director and Regional Manager of the New York office for Private Wealth Management, head of Global Equities Compliance, and an Advisor to GSJBWere,

Australia. She has served as a director of Bally Technologies, Inc., a diversified, worldwide gaming company, since April 2011 and has served as a director of Lands’ End, Inc., a multi-channel retailer, since March 2014. She is currently a trustee, and serves as chair of the Finance Committee and Treasurer, of Collegiate School in New York, New York and acts as financial advisor to The Prince of Wales Foundation, a not-for-profit organization. Mrs. Linden brings extensive knowledge of capital markets and other financial matters to the Board from her 25-year career with Goldman Sachs.

In accordance with SHO’s Corporate Governance Guidelines, the Board of Directors is responsible for reviewing the independence of members of the Board and its various committees on a periodic basis. In performing this assessment, the Board evaluates each member’s qualification as independent under NASDAQ’s Stock Market Rules and other considerations deemed relevant and material by the Board. New director nominees will be recommended to the Board by the Nominating and Corporate Governance Committee in accordance with the policies and principles in its charter. The ultimate responsibility for the selection of directors, however, resides with the Board of Directors. Based on the above considerations, the Board has determined that Mr. Flug, Mr. Gooch, and Ms. Linden do not have a material relationship with the Company, and that each of them is independent under the above standards.

While the Company does not have a formal diversity policy, the Board considers diversity in identifying director nominees. The Board and the Nominating and Governance Committee believe that it is important that our directors represent diverse viewpoints. In addition to diversity of experience, the Nominating and Corporate Governance Committee seeks director candidates with a broad diversity of employment, skills, and backgrounds. The Nominating and Corporate Governance Committee discusses the diversity of the Board annually.

The Board met 13 times during fiscal year 2013 (the fiscal year ended February 1, 2014). All of the directors attended 100% of the Board meetings and 100% of the meetings of the committees on which they served. Our Corporate Governance Guidelines provide that directors are expected to attend our annual meetings of stockholders. All of our directors attended the 2013 Annual Meeting of Stockholders.

Committees of the Board of Directors

The Board has standing Audit, Compensation, and Nominating and Corporate Governance Committees. All members of each of these committees are independent as defined in NASDAQ’s Stock Market Rules.

The table below reflects the number of meetings held by each committee during fiscal year 2013 and the membership of each committee as of April 2, 2014. On April 2, 2014 (1) William R. Harker resigned as Chair and as a member of the Compensation Committee, (2) Jeffrey Flug was appointed by the Board to serve as Chair of the Compensation Committee, (3) Elizabeth Darst Leykum resigned as Chair and as a member of the Nominating and Corporate Governance Committee, and (4) Josephine Linden was appointed by the Board to serve as Chair of the Nominating and Corporate Governance Committee.

	Audit	Compensation	Nominating and Corporate Governance
E.J. Bird	—	—	—
Jeffrey Flug	X	X*	X
James F. Gooch	X*	—	—
William R. Harker	—	—	—
W. Bruce Johnson	—	—	—
Elizabeth Darst Leykum	—	—	—
Josephine Linden	X	X	X*
Number of Meetings in Fiscal Year 2013	11	4	5

*	Committee Chair

Each committee operates under a written charter. The charters are available on our corporate website, www.shos.com, under the heading “Corporate Governance.” Below is a description of the Board’s standing committees and their functions.

Audit Committee

The current members of the Board’s Audit Committee are James F. Gooch (Chair), Jeffrey Flug, and Josephine Linden. On March 27, 2013, E.J. Bird resigned from the Audit Committee and Mr. Gooch was appointed by the Board to serve as Chair of the Audit Committee. The Audit Committee’s Charter provides that the Audit Committee is principally responsible for, among other things, the following summarized functions:

•	Reviewing the compensation of, and overseeing the work of, our independent registered public accounting firm in connection with the annual audit report;

•	Hiring the independent registered public accounting firm to perform the annual audit;

•	Reviewing the Company’s annual and quarterly financial statements, including disclosures made in management’s discussion and analysis of results of operations and financial condition;

•	Reviewing the reports prepared by the independent registered public accounting firm and management’s responses thereto;

•	Pre-approving audit and permitted non-audit services performed by the independent registered public accounting firm;

•	Reviewing financial reports, internal controls and risk exposures;

•	Reviewing management’s plan for establishing and maintaining internal controls;

•	Reviewing the scope of work performed by internal audit staff;

•	Discussing with the Company’s Chief Compliance Officer matters that involve our compliance and ethics policies; and

•	Reviewing and approving all related party transactions, as defined by applicable NASDAQ rules.

Compensation Committee

The current members of the Board’s Compensation Committee are Jeffrey Flug (Chair) and Josephine Linden. E.J. Bird and William R. Harker resigned from the Compensation Committee on March 27, 2013 and April 2, 2014, respectively.

The Compensation Committee’s Charter provides that the Compensation Committee is principally responsible for, among other things, the following summarized functions:

•	Reviewing recommendations for, and approving the compensation of, executive officers;

•	Reviewing and approving corporate goals and objectives relevant to CEO compensation;

•	Evaluating the CEO’s performance and recommending to the Board the CEO’s overall compensation level;

•	Reviewing and approving employment agreements, severance arrangements and change in control arrangements affecting the CEO and other executive officers; and

•	Evaluating whether the risks arising from the Company’s compensation policies and practices for its employees would be reasonably likely to have a material adverse effect on the Company.

During the 2013 fiscal year the Compensation Committee maintained a Benefit-Plan Subcommittee. The members of the Benefit-Plan Subcommittee were Jeffrey Flug, Josephine Linden, and, until March 27, 2013, E.J. Bird. On April 2, 2014 the Board of Directors dissolved the Benefit-Plan Subcommittee.

Nominating and Corporate Governance Committee

The current members of the Nominating and Corporate Governance Committee are Jeffrey Flug and Josephine Linden (Chair). Elizabeth Darst Leykum resigned from the Nominating and Corporate Governance Committee on April 2, 2014.

The Nominating and Corporate Governance Committee’s Charter provides that the Nominating and Corporate Governance Committee is principally responsible for:

•	Reporting annually to the Board with an assessment of the performance of the Board and its committees;

•	Recommending to the Board new nominees for directors;

•	Reviewing recommended compensation arrangements for the Board; and

•	Reviewing and reassessing the adequacy of our Corporate Governance Guidelines.

Communications with the Board of Directors

Our Board has adopted a policy and process for stockholders to communicate with the Board or an individual director. Stockholders may communicate with the Board collectively, or with any of its individual non-employee directors, by writing to Sears Hometown and Outlet Stores, Inc. Board of Directors—Non-employee directors, c/o Secretary, Sears Hometown and Outlet Stores, Inc., Law Department, 5500 Trillium Boulevard, Suite 501, Hoffman Estates, Illinois 60192. The Secretary has discretion to determine whether stockholder communications are proper for submission to the intended recipient. Examples of stockholder communications that would be considered presumptively inappropriate for submission include the following: communications regarding the Company’s pricing of products or services; personal grievances or solicitations; communications that do not relate, directly or indirectly, to the Company; spam and other junk mail; product and service complaints or inquiries; new product suggestions; resumes and other job inquiries; surveys; business solicitations or advertisements, communications that are unduly hostile, threatening, illegal, or similarly unsuitable; and communications that are duplicative of previously submitted communications or are frivolous in nature. We will make available to any director any excluded communication at the director’s request.

Board Leadership Structure

We separate the roles of Chief Executive Officer and Chairman of the Board. Our Chief Executive Officer is responsible for the day-to-day leadership and performance of the Company, while the Chairman of the Board provides guidance to our Chief Executive Officer and senior management and sets the agenda for Board meetings and presides over Board meetings. In carrying out his responsibilities, the Chairman preserves the distinction between management and oversight, maintaining the responsibility of management to develop corporate strategy and the responsibility of the Board to review and express its views on corporate strategy and management’s execution of that strategy.

The Board’s Role in Risk Oversight

Consistent with our leadership structure, our Chief Executive Officer and other members of senior management are responsible for the identification, assessment, and management of risks that could affect the Company. The Board provides oversight in connection with these efforts. We do not believe that the Board’s role in risk oversight has an effect on the Company’s leadership structure. The Board’s oversight is conducted primarily through committees of the Board, as indicated in the descriptions of the Audit Committee and the Compensation Committee above and in the charters of the Audit Committee and the Compensation Committee. The Compensation Committee’s charter provides that the Compensation Committee will evaluate whether the risks arising from the Company’s compensation policies and practices for its employees would be reasonably likely to have a material adverse effect on the Company. The Board has retained responsibility for general oversight of risks. The Board will satisfy this responsibility through the monitoring of each committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within the Company, including our Chief Financial Officer and our General Counsel, whom the Board has appointed as our Chief Compliance Officer.

Nomination of Director Candidates

Directors may be nominated by the Board or by stockholders in accordance with our Bylaws. The Nominating and Corporate Governance Committee will, when it deems appropriate, actively seek individuals qualified to become Board members, and will solicit input on director candidates from a variety of sources, including current directors. The Nominating and Corporate Governance Committee will evaluate a candidate’s qualifications and review all proposed nominees for the Board of Directors, including those proposed by stockholders, in accordance with its charter and our Corporate Governance Guidelines. This will include a review of the person’s qualifications as well as consideration of diversity, skills, and experience in the context of the needs of the Board. While the Nominating and Corporate Governance Committee has the ability to retain a third party to assist in the nomination process, the Company did not pay a fee to any third party to identify or assist in identifying or evaluating potential nominees in fiscal year 2013.

Director nominees recommended by the Nominating and Corporate Governance Committee will be expected to be committed to representing the long-term interests of our stockholders. The Nominating and Corporate Governance Committee believes that it is important to align the interests of directors with those of our stockholders. Board members should possess a high degree of integrity and have broad knowledge, experience and mature judgment. In addition to a meaningful economic commitment to the Company as expressed in our stock ownership requirements, directors and nominees should have predominately business backgrounds, have experience at policy-making levels in business, and bring a diverse set of business experiences and perspectives to the Board.

You may nominate a candidate for election to the Board by complying with the nomination procedures in our Bylaws. Subject to the next sentence, for an election to be held at an annual meeting of stockholders other than the Annual Meeting (the “subject annual meeting”), nomination by a stockholder must be made by notice in writing delivered to the Company not later than the 90th day, and not earlier than the 120th day, prior to the first anniversary of the preceding year’s annual meeting. If the date of the subject annual meeting is more than 30 days before or more than seventy 70 days after the first anniversary of the preceding year’s annual meeting, notice by the stockholder must be delivered not earlier than the 120th day prior to the subject annual meeting and not later than the 90th day prior to the subject annual meeting or the 10th day following the day on which public announcement of the date of the subject annual meeting is first made by the Company.

For an election to be held at a special meeting of stockholders, the stockholder’s notice in writing must be delivered to the Company not earlier than the 120th day prior to the special meeting and not later than the later of the 90th day prior to the special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at the special meeting.

A stockholder’s written notice described in the preceding two paragraphs must be delivered to Sears Hometown and Outlet Stores, Inc., 5500 Trillium Boulevard, Suite 501, Hoffman Estates, Illinois 60192, Attn: General Counsel and Secretary, and must include each of the following:

•	the name and address of the stockholder;

•	the name, age and business address of each nominee proposed in the notice;

•	such other information concerning each nominee as must be disclosed with respect to director nominees in proxy solicitations under the proxy rules of the SEC; and

•	the written consent of each nominee to serve as a director if so elected.

The chairman of the Annual Meeting or any other annual meeting or special meeting of stockholders may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures. A stockholder’s compliance with these procedures will not require the Company to include information regarding a proposed nominee in the Company’s proxy solicitation materials.

Amount and Nature of Beneficial Ownership

Security Ownership of Directors and Management

The following table sets forth information with respect to the beneficial ownership of our common stock as of April 7, 2014 by each of our directors, each Named Executive Officer, and all of our directors and executive officers as a group.

Name of Beneficial Owner(1)	Common Stock(2)		Percent of Class(3)
Steven D. Barnhart	11,500	(4)	*
E.J. Bird	0		—
Jeffrey Flug	2,000		*
James F. Gooch	2,000		*
Charles J. Hansen	5,175	(4)	*
William R. Harker	2,326		*
Becky Iliff	2,760	(4)	*
W. Bruce Johnson	37,528	(4)(5)	*
Elizabeth Darst Leykum	0		—
Josephine Linden	2,000		*
William A. Powell	16,290	(4)	*
Directors and executive officers as a group (12 persons)	84,569	(6)	*

*	Less than 1%

(1)	The address of each beneficial owner is c/o Sears Hometown and Outlet Stores, Inc., 5500 Trillium Boulevard, Suite 501, Hoffman Estates, Illinois 60192.

(2)	Ownership is as of April 7, 2014 and includes shares in which the director or executive officer may be deemed to have a beneficial interest. Unless otherwise indicated, the directors and executive officers listed in the table have sole voting and investment power with respect to the common stock listed next to their names. Information is provided for reporting purposes only and should not be construed as an admission of actual beneficial ownership.

(3)	There were 22,749,936 shares of our common stock outstanding as of April 7, 2014.

(4)	For each of Mr. Johnson, Mr. Barnhart, Mr. Powell, Mr. Hansen, and Ms. Iliff, the amount disclosed includes, respectively, 22,999, 11,500, 16,099, 5,175, and 2,760, restricted shares of our common stock. All of these shares include the right to vote the shares but do not vest until May 16, 2016.

(5)	Includes 7,287 shares in which Mr. Johnson and his wife share beneficial ownership.

(6)	The amount disclosed includes, respectively, 22,999, 11,500, 16,099, 5,175, 2,760, and 2,990 restricted shares of our common stock owned by Mr. Johnson, Mr. Barnhart, Mr. Powell, Mr. Hansen, Ms. Iliff, and John E. Ethridge II, the Company’s Vice President, Supply Chain and Technology. These shares include the right to vote the shares but do not vest until May 16, 2016.

Beneficial Owners of more than 5% of our Common Stock

The following table sets forth information with respect to beneficial ownership of our common stock by persons known by us to beneficially own more than 5% of our outstanding common stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(a)		Percent of Class(b)

ESL Investments, Inc. and related entities, as a group(c)	11,145,282	(d)	48.99%
1170 Kane Concourse, Suite 200
Bay Harbour, FL 33154

(a)	Information is provided for reporting purposes only and should not be construed as an admission of actual beneficial ownership.

(b)	There were 22,749,936 shares of our common stock outstanding as of April 7, 2014. The “Percent of Class” for ESL Investments, Inc. and related entities, as a group, was calculated by using the disclosed number of beneficially owned shares as the numerator and 22,749,936 shares of the Company’s common stock outstanding as of April 7, 2014 as the denominator.

(c)	ESL Investments, Inc. and related entities, as a group, consists of the following: ESL Investments, Inc. (“Investments”); Edward S. Lampert; ESL Institutional Partners, L.P. (“Institutional”); CRK Partners, L.L.C. (“CRK LLC”); ESL Partners, L.P. (“Partners”); RBS Partners, L.P. (“RBS”); RBS Investment Management, L.L.C. (“RBSIM”); SPE Master I, LP (“SPE Master I”); and SPE I Partners, LP (“SPE I”). Mr. Lampert is the sole stockholder, the chief executive officer, and a director of Investments. Investments is the general partner of RBS Partners, the sole member of CRK LLC, and the manager of RBSIM. RBS is the general partner of Partners. RBSIM is the general partner of Institutional.

(d)	Beneficial ownership is based on the amended Schedule 13D filed by ESL on June 12, 2013. Investments disclosed sole voting power and sole dispositive power as to 5,786,416 shares and shared dispositive power as to 5,358,866 shares; Edward S. Lampert disclosed sole voting power as to 11,145,282 shares, sole dispositive power as to 5,786,416 shares, and shared dispositive power as to 5,358,866 shares; CRK LLC disclosed sole voting power and sole dispositive power as to 170 shares; Partners disclosed sole voting power and sole dispositive power as to 4,771,352 shares and shared dispositive power as to 5,358,866 shares; RBS disclosed sole voting power and sole dispositive power as to 5,783,910 shares and shared dispositive power as to 5,358,866 shares; RBSIM disclosed sole voting power and sole dispositive power as to 2,336 shares; Institutional disclosed sole voting power and sole dispositive power as to 2,336 shares; SPE Master I disclosed sole voting power and sole dispositive power as to 569,630 shares; and SPE I disclosed sole voting power and sole dispositive power as to 442,928 shares.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

This Compensation Discussion and Analysis provides information on our compensation objectives and philosophy, the components of our compensation program, and the reasons why we provide each component. We also discuss how we determine targeted compensation and the basis of our pay decisions for the Company’s executive officers named in the “Fiscal Year 2013 Summary Compensation Table” on page 26 of this Proxy Statement (the “Named Executive Officers”).

The Compensation Committee of the Board of Directors, with recommendations from the Company’s Chief Executive Officer, is responsible for determining the compensation of the executive officers and evaluating, approving, and administering the plans in which the executive officers and the Company’s other associates participate. The members of the Compensation Committee during our 2013 fiscal year were William R. Harker (Chair), Jeffrey Flug, Josephine Linden, and until March 27, 2013 E.J. Bird, who on that date resigned from the Compensation Committee and the Benefit-Plan Subcommittee. Mr. Harker resigned from the Compensation Committee on April 2, 2014. When we refer to the Compensation Committee in this Compensation Discussion and Analysis (including with respect to actions taken by the Compensation Committee), we are also referring to the Benefit-Plan Subcommittee of the Compensation Committee unless the context otherwise requires. The members of the Benefit-Plan Subcommittee during our 2013 fiscal year were Jeffrey Flug, Josephine Linden, and until March 27, 2013 E.J. Bird. The Board determined that Mr. Flug and Mrs. Linden each qualified as (1) an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations promulgated thereunder (together, the “Section 162(m) Rules”) and (2) a “non-employee director” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended (“Rule 16b-3”). The Board of Directors dissolved the Benefit-Plan Subcommittee on April 2, 2014.

Executive Compensation Philosophy and Objectives

The goals of the Company’s compensation programs are to attract, motivate, and retain talented individuals who are committed to our Company’s vision, mission, and values. Our values, which we believe encourage individual and collective accountability and foster an environment of results and recognition, include independence, focus, efficiency, and collaboration, which the Company believes supports its mission to provide great service to its customers every day while enhancing the Company’s commitment to financial priorities and achieving long-term sustainable growth. SHO is further committed to increasing stockholder value through the efficient use of our assets. Our compensation programs for executive officers (including the Named Executive Officers) and the Company’s other associates are designed to maintain these commitments and to encourage strong financial performance on an annual and long-term basis by using appropriate compensation structures and sound pay practices without creating undue stockholder risk. As executive officers assume greater responsibilities, generally larger portions of their total cash compensation opportunities would be designed to be dependent on Company performance.

The Compensation Committee believes that total annual compensation paid to the Named Executive Officers should generally depend on SHO’s financial performance, the level of job responsibility, individual performance, and SHO’s need to attract top executive talent and retain key executives. The total compensation arrangements provided to the Named Executive Officers include annual and long-term programs that have been designed to motivate and encourage the Named Executive Officers to drive performance and achieve superior results for SHO and its stockholders. The Compensation Committee also believes that compensation should reflect the value of the job in the marketplace and believes that, in order to attract qualified external candidates and retain valuable executives, the Company must offer executive-compensation arrangements that include elements that candidates would view favorably when considering other employment opportunities that may reasonably be available to them. While the Compensation Committee’s objective is to approve compensation and benefits arrangements that reflect a pay-for-performance compensation philosophy, the Compensation Committee recognizes that the Company should be able to provide additional inducements, such as sign-on bonuses and other arrangements, in order to recruit, retain, and motivate highly qualified executives.

Executive Compensation Highlights from Fiscal Year 2013

Highlighted below are the key actions with respect to our executive compensation that were approved by the Compensation Committee during the 2013 fiscal year:

•

adoption of, and determination of cash payments under, the Company’s 2013 Annual Incentive Plan (“2013 AIP”), which is based on the Company’s financial performance for fiscal year 2013. See “Executive Compensation—Fiscal Year 2013 Summary Compensation Table” in this Item 1; and

•

grants of time-based, restricted stock awards to qualified participants, including the Named Executive Officers, which, subject to the satisfaction of conditions, will vest on May 16, 2016 (the “Restricted Stock Awards”). See “Executive Compensation—Fiscal Year 2013 Grants of Plan-Based Awards” in this Item 1.

Factors Affecting Compensation

In making compensation decisions, the Compensation Committee seeks to implement the Company’s compensation philosophy and objectives. The Compensation Committee generally seeks input from our Chief Executive Officer when discussing the performance and compensation of the other Named Executive Officers. The Compensation Committee gives considerable weight to the Chief Executive Officer’s evaluation of the other Named Executive Officers because of his direct knowledge of each executive officer’s performance and contributions. The Compensation Committee also considers recommendations from our Vice President, Human Resources regarding the form and amounts of compensation to be paid to other executives and our compensation program generally. The recommendations of the Vice President, Human Resources will reflect management’s assessment of competition for talent, individual performance, tenure in position, internal pay equity (meaning the relative pay differences for different positions within the Company), the effect on our general and administrative expenses, and, from time to time, compensation and market data and other HR and recruiting resources, which data, where appropriate, focuses on, or relates to, comparable positions and retail-specific organizations. We did not benchmark against a set list of competitors or a peer group in fiscal year 2013.

In making decisions regarding executive compensation, the Compensation Committee also took into account that more than 99% of the shares that voted on our proposal to approve the compensation of our named executive officers as disclosed in our 2013 proxy statement voted to approve our executive compensation program at our 2013 Annual Meeting of Stockholders. The Compensation Committee believes that this stockholder vote supports the Compensation Committee’s belief that our current executive compensation program has been effective in implementing our compensation philosophy and objectives. The Compensation Committee did not make any changes to the Company’s executive compensation program in response to such vote. Nevertheless, the Compensation Committee recognizes that pay practices continue to evolve and as a result the Compensation Committee continues to refine our executive compensation practices in its ongoing effort to ensure our executive compensation aligns with our compensation philosophy and objectives.

Executive Compensation Program: Key Elements

The key elements of our compensation program for the Named Executive Officers include base salary and annual and long-term (three-year) compensation opportunities. Annual compensation opportunities seek to focus attention on the key business drivers for a specified fiscal year and seek to link the individual’s performance to the Company’s annual performance. Long-term compensation opportunities could include performance-based programs designed to drive long-term performance through effective long- and short-term decision making. Cumulatively, the Company intends that its short- and long-term programs work together to drive Company performance—annual and long term.

The following is a discussion of the key elements of compensation for our Named Executive Officers for the 2013 fiscal year.

Rewarding Short-Term Performance

•	Base Salary—Base salary is the fixed element of each Named Executive Officer’s cash compensation.

•

Annual Incentive Plan—Our annual incentive plan is intended to be a pay-for-performance program providing for annual cash awards to qualified participants, including the Named Executive Officers, based on achievement of financial performance goals relating to the applicable fiscal year. The purpose of our AIP is to motivate the qualified participants, including the Named Executive Officers, to achieve financial performance goals for the applicable SHO fiscal year by making their cash incentive awards variable and dependent upon SHO’s financial performance for the fiscal year.

Rewarding Long-Term Achievement

•

Long-Term Compensation: Restricted Stock Awards—The Compensation Committee determined that the Company’s long-term compensation program for fiscal year 2013 should be in the form of time-based equity awards to balance the Company’s fiscal 2012 long-term incentive awards of performance-based compensation that will vest based on cumulative SHO EBITDA for the 2012-2014 fiscal years. To balance performance-based compensation with time-based compensation, the Compensation Committee granted the Restricted Stock Awards during our 2013 fiscal year, which, like the Company’s other outstanding long-term compensation awards, have a three-year vesting period. The Restricted Stock Awards are designed to motivate qualified participants (including the Named Executive Officers) by linking executive compensation to time-based equity grants. SHO believes that the Restricted Stock Awards will encourage executive retention through the vesting date and encourage the alignment of executive performance with stockholder value.

The Company has not adopted formal policies for allocating compensation among the above elements or, more specifically, between short-term and long-term compensation arrangements. Rather, the Compensation Committee seeks to evaluate, with respect to each Named Executive Officer, the Named Executive Officer’s individual performance, professional experience, current and anticipated scope of job responsibilities, department performance, ability to affect short- and long-term Company objectives, fiscal accountability, and other considerations deemed relevant, to determine the allocation of total compensation among the above elements. The expectation of the Compensation Committee is that, as an executive assumes greater responsibility within the Company, in most cases an increasingly larger portion of the executive’s total cash compensation opportunity will be designed to depend on Company performance.

How Elements Are Used to Achieve Our Compensation Objectives

The Compensation Committee believes that the most fair and effective way to motivate the Company’s executive officers (including the Named Executive Officers) to produce the best results for our stockholders (and to avoid taking inappropriate risks) is to condition a significant proportion of executive compensation on Company performance. The size of awards (both annual and long-term) granted to executive officers, relative to total compensation, should be based, depending on the particular executive, primarily upon the executive’s potential to affect the Company’s financial performance and secondarily upon such factors as the executive’s span of control and fiscal accountability. As an executive assumes greater job responsibilities, a portion of the executive’s total cash compensation opportunity should be increasingly dependent on Company performance evaluated on an annual and long-term basis. Ultimately, however, the Compensation Committee takes a comprehensive approach in awarding annual and long-term compensation to seek to implement the Company’s executive compensation objectives. The Compensation Committee will consider compensation that is not performance-based, such as time-based equity awards, to the extent the Compensation Committee deems appropriate.

During the 2013 fiscal year our executive officers (including the Named Executive Officers) participated in the 2013 AIP. The 2013 AIP awards were designed to promote the Company’s compensation objectives by offering the Named Executive Officers an opportunity for cash compensation based solely upon SHO EBITDA (as defined below) for our 2013 fiscal year. The 2013 AIP award made to each Named Executive Officer provided for threshold, target, and maximum amounts that were based on a percentage of the Named Executive Officer’s base salary, which percentage the Compensation Committee did not change from the percentage reflected in the Named Executive Officer’s Offer Letters (as defined on page 22 of this Proxy Statement).

On May 16, 2013 the Compensation Committee also sought to achieve the Company’s compensation objectives by granting Restricted Stock Awards to members of our senior management, including the Named Executive Officers. The Restricted Stock Awards offer the Named Executive Officers an opportunity to realize compensation through time-based equity awards that vest after a three-year holding period. Even though the Restricted Stock Awards were not tied to Company performance objectives, the Compensation Committee believes that the Restricted Stock Awards are designed to reward the Named Executive Officers for increases to stockholder value resulting from improved, sustained financial performance of the Company over the three-year holding period ending May 16, 2016. The Compensation Committee believes that the time-based nature of the Restricted Stock Awards should motivate the Named Executive Officers to achieve the Company’s sustained financial performance and to remain employed by the Company during the three-year holding period.

The amount of restricted stock underlying the Restricted Stock Awards granted to each Named Executive Officer is based on the recipient’s job responsibilities, history of contributions to the Company’s performance, and ability to affect the financial performance of the Company, with those recipients having more senior positions and responsibilities being awarded more shares of restricted stock.

Compensation Decisions Made During Fiscal Year 2013

Base Salary

With respect to each of our executive officers (including our Named Executive Officers), the Compensation Committee establishes the amount of base salary paid to that executive with the goal of providing the executive with a stable income stream that is commensurate with the executive’s current and reasonably anticipated level of job responsibilities and professional experience and takes into account the Company’s assessment of competitive market conditions and external pay for comparable positions. The Compensation Committee also considers internal pay equity. The Compensation Committee sets the amount of our executive compensation with the belief that an appropriate base salary can create a secure environment necessary for our executive officers to remain with the Company and focus their efforts on the Company’s sustained, meaningful growth.

For fiscal year 2013, other than with respect to Mr. Hansen, the Compensation Committee did not increase the base salary levels from the levels established in 2012 prior to the Separation for the Named Executive Officers. With respect to Mr. Hansen, the Compensation Committee approved a $40,000 increase to his previous base salary of $410,000, effective April 15, 2013. Upon the recommendation of Mr. Johnson, the Company’s Chief Executive Officer, the Compensation Committee approved the increase to reduce the lack of parity among the base salaries of Mr. Hansen, Mr. Powell, and Mr. Barnhart, all considered senior executive officers of the Company, to recognize the senior nature of Mr. Hansen’s job responsibilities and contributions to the Company’s performance and to reflect the fact that Mr. Hansen did not receive a base salary increase at the time of the Separation. Accordingly, for fiscal year 2013 the base salaries of Mr. Johnson, Mr. Barnhart, Mr. Powell, Mr. Hansen, and Ms. Iliff were $1,000,000, $500,000, $550,000, $450,000, and $240,000, respectively.

Annual and Long-Term Compensation Programs

Annual Incentive Plan

Our 2013 AIP was a cash-based program that was intended to reward eligible associates, including our Named Executive Officers, for achieving financial performance goals relating to SHO EBITDA during the 2013 fiscal year.

During fiscal year 2013, many of our associates, including the Named Executive Officers, participated in the Company’s 2013 AIP.

The Compensation Committee made the awards under the 2013 AIP based, in part, on recommendations from our Chief Executive Officer and our Vice President, Human Resources. The recommendations were made in conjunction with, and took into account, the projected results of operations underlying the Company’s business operating plan that was presented to the Board for fiscal year 2013 and a number of assumptions reflected in that plan.

The Compensation Committee approved SHO EBITDA as the sole performance measure for the Named Executive Officers for the 2013 AIP because SHO EBITDA is a metric used by the Company to measure business performance and the Compensation Committee believes that its use, as a performance measure, assists the Company in achieving its compensation objectives of promoting the profitable growth of the Company’s business and enhancing stockholder value through the efficient use of the Company’s assets. For purposes of the 2013 AIP and elsewhere in this Compensation Discussion and Analysis, SHO EBITDA generally means SHO’s externally reported Adjusted EBITDA (earnings before interest, taxes, depreciation, and amortization) from which are excluded (A) specified expenses and accounting adjustments related to the Separation that impact externally reported Adjusted EBITDA but that the Compensation Committee believes do not result from management’s performance in operating SHO’s businesses and (B) the effects of the following items: (1) gains, losses, and costs associated with asset sales (other than gains, losses, costs, and initial franchise fees associated with franchise conversions); (2) litigation or claim judgments or settlements that exceed $250,000; (3) the effect of purchase accounting and changes in accounting methods; (4) gains, losses, and costs associated with store closings, acquisitions, and divestitures; (5) integration costs that are disclosed as merger related; (6) asset writedown/impairment charges; (7) items classified as “extraordinary”; and (8) restructuring activities.

The terms and conditions of the 2013 AIP awards were consistent with management’s recommendations, except that the Compensation Committee increased the amount of SHO EBITDA required to meet the maximum level of performance. Under the 2013 AIP, Mr. Johnson, Mr. Barnhart, Mr. Powell, Mr. Hansen, and Ms. Iliff had an annual incentive opportunity (as a percent of base salary) of 100%, 75%, 75%, 50%, and 50%, respectively. The 2013 AIP provided that (A) at the threshold level of SHO EBITDA performance (90.5% of target level of performance) the Named Executive Officers would receive 40% of their incentive opportunity, (B) at the target level of SHO EBITDA performance the Named Executive Officers would receive 100% of their incentive opportunity, and (C) at the maximum level of SHO EBITDA performance (149.3% of target level of performance (125% as proposed by management)) the Named Executive Officers would receive 200% of their incentive opportunity. The 2013 AIP also provided that the payment percentage between threshold and maximum payment would be based on a series of straight-line (linear) interpolations as follows: (i) a 6.3% increase in payment for every 1% increase in SHO EBITDA from threshold to target and (ii) a 2% increase in payment for every 1% increase in SHO EBITDA from target to maximum. With respect to the 2013 AIP, for every $6 of SHO EBITDA for the 2013 fiscal year above the target amount $1 would be paid to the 2013 AIP awards recipients as a group, including the Named Executive Officers. See “Executive Compensation—Fiscal Year 2013 Grants of Plan-Based Awards” in this Item 1 for the award opportunities under the 2013 AIP.

Based on the Company’s fiscal year 2013 performance management determined that, in accordance with the terms of the 2013 AIP, less than 90.5% of the target level of SHO EBITDA performance had been achieved and as a result no payouts under the 2013 AIP were earned by, or made to, the Named Executive Officers with respect to the 2013 AIP.

Long-Term Compensation

Our long-term compensation programs are designed to motivate SHO’s executive leadership, including the Named Executive Officers, to achieve significant, lasting change that successfully positions SHO for future growth. Awards under our long-term incentive programs may represent, upon the achievement of performance goals, the right to receive (1) cash (as was the case in fiscal year 2012 with respect to our 2012 Long-Term Incentive Plan (“2012 LTIP”)), (2) shares of the Company’s common stock in lieu of cash if approved by the Compensation Committee, or (3) a combination of cash and shares. The Benefit-Plan Subcommittee granted Restricted Stock Awards as long-term compensation under the Sears Hometown and Outlet Stores, Inc. 2012 Amended and Restated Stock Plan (the “SHO Stock Plan”), which was approved by our stockholders at our 2013 Annual Meeting of Stockholders. The Benefit-Plan Subcommittee approved this shift from performance-based to time-based equity compensation for fiscal year 2013 to balance the performance-based awards granted under the 2012 LTIP, which are currently outstanding. The 2012 LTIP awards made to several of our associates, including the Named Executive Officers, will vest based on cumulative SHO EBITDA for the 2012-2014 fiscal years.

Restricted Stock Awards

During our 2013 fiscal year Mr. Johnson, our Chief Executive Officer and President, and Ms. Iliff, our Vice President, Human Resources made recommendations to the Benefit-Plan Subcommittee regarding proposed restricted stock awards to be made to eligible participants, including the Named Executive Officers, under the SHO Stock Plan. Recognizing that the outstanding 2012 LTIP already includes the Company’s financial performance for fiscal year 2013 in its cumulative, three-year performance goal (fiscal years 2012, 2013, and 2014), senior management recommended that the proposed restricted stock awards, which would vest in their entirety upon the expiration of a three-year holding period, be used as the Company’s long-term compensation award for fiscal year 2013. Taking into account management’s recommendations, the Benefit-Plan Subcommittee approved time-based equity compensation for fiscal year 2013 because the Restricted Stock Awards would balance and not be repetitive of the Company’s other outstanding long-term, performance-based compensation (i.e., the 2012 LTIP) and would offer a means for critical members of senior management to be rewarded for absolute long-term stock price appreciation while providing some value even if the Company’s stock price were to decline.

On May 16, 2013 the Benefit-Plan Subcommittee approved the Restricted Stock Awards as the Company’s long-term compensation program for fiscal year 2013. The Named Executive Officers were issued Restricted Stock Awards under the SHO Stock Plan as follows:

Named Executive Officer	Number of Shares of Restricted Stock
Bruce Johnson	22,999
Steven D. Barnhart	11,500
William A. Powell	16,099
Charles J. Hansen	5,175
Becky Iliff	2,760

The Benefit-Plan Subcommittee determined that the Restricted Stock Awards, which do not vest until May 16, 2016 and are subject to forfeiture if a recipient’s employment with the Company terminates for any reason other than death or disability or if a recipient is deemed to have acted in a manner harmful to the best interests of the Company, promote the Company’s long-term financial performance by aligning executive compensation with stockholder value. The awards also promote the long-term stability of the Company by encouraging retention among members of management, including the Named Executive Officers, deemed critical to the Company’s success. The amount of the restricted stock comprising each recipient’s Restricted Stock Award was made in consideration of that recipient’s job responsibilities, history of contributions to the Company’s performance, and ability to affect the Company’s financial performance, with those persons having more senior positions and responsibilities being awarded more shares of restricted stock.

Other Long-Term Compensation Opportunities

The Company has outstanding obligations under offer letters entered into with the Named Executive Officers prior to the Separation and Ms. Iliff’s amended and restated offer letter (the “Offer Letters”). Because the Offer Letters ((including the material terms of Ms. Iliff’s amended and restated offer letter) were entered into prior to the Separation when the Company was a wholly owned subsidiary of Sears Holdings, the Compensation Committee did not determine the amounts or elements of compensation detailed in those arrangements. During fiscal year 2013, in accordance with their Offer Letters, the Company paid (1) $623,891 to Mr. Johnson to satisfy a cash replacement award that vested on April 6, 2013, (2) $133,333 to Mr. Barnhart as the first third of his $400,000 retention bonus, (3) $214,319 to Mr. Powell to satisfy a cash replacement award that vested October 4, 2013, and (4) $50,000 to Ms. Iliff as the first half of her $100,000 retention bonus. See “Executive Compensation—SHO Employment Arrangements” in this Item 1 regarding for further information regarding the Offer Letters.

Other Compensation Elements

Perquisites and Other Benefits

During the 2013 fiscal year, Mr. Johnson received benefits consisting of round trip ground transportation between his residence in the Chicago metropolitan area and SHO’s headquarters in Hoffman Estates, Illinois. Mr. Johnson is responsible for any related taxes associated with the personal use of Company-furnished transportation. The Compensation Committee believes that the amount and continuation of these executive perquisites serves the Company’s objective and philosophy of key executive retention. See “Executive Compensation—Fiscal Year 2013 Summary Compensation Table” in this Item 1 regarding these benefits.

Retirement Plans and Welfare Benefits

We maintain a 401(k) defined contribution plan (the “401(k) Savings Plan”) for the benefit of all eligible employees, including our Named Executive Officers (on the same basis as all eligible employees). The 401(k) Savings Plan provides for an annual match of 50% on the first 6% of participant contributions, subject to the IRS-imposed plan maximums. In December 2013, the Compensation Committee approved, effective January 1, 2014, revised annual match amounts whereby the Company will match 100% on the first 3% of participant contributions and 50% on each additional percent (in excess of 3%) of participant contributions up to 5%. The Company does not have, and does not intend to establish, a defined benefit plan.

We also provide our eligible employees, including our Named Executive Officers, with medical, dental and vision coverage, life and accidental death and dismemberment insurance, short-term and long-term disability insurance and the opportunity to enroll in our flexible spending and health savings account programs.

Severance Benefits

Each of our Named Executive Officers is a party to an Executive Severance Agreement with SHO entered into prior to the Separation. See “ Potential Payments Upon Termination of Employment or Change in Control—Severance Benefits Upon Involuntary Termination for ‘Good Reason’ or Without ‘Cause’” and “Other Terms of Severance Agreements” in this Item 1 regarding severance benefits.

Fiscal Year 2013 CEO Compensation

Mr. Johnson was appointed as our Chief Executive Officer and elected as a member of the Board prior to the Separation when the Company was a wholly owned subsidiary of Sears Holdings. As more fully described elsewhere in this Compensation Discussion and Analysis, Mr. Johnson receives, among other things, an annual base salary of $1,000,000 and during fiscal year 2013 he participated in the Company’s 2013 AIP (but received no payout from it) and was granted a Restricted Stock Award of 22,999 shares of the Company’s common stock. Mr. Johnson’s Executive Severance Agreement provides, among other things, that if he is involuntarily terminated by the Company for any reason (other than for specified Cause, death or Disability) or if he voluntarily terminates his employment for specified Good Reason, he will be paid an amount equal to his annual base salary in effect immediately prior to the date of employment termination for a period of twelve months and target annual incentive bonus for the year in which employment termination occurs. Mr. Johnson’s Offer Letter provides that if his employment is terminated as provided in the preceding sentence he will be deemed to have vested in his remaining $623,891 cash replacement award described in “Annual and Long-Term Compensation Programs—Long-Term Compensation Opportunities—Other Long-Term Compensation Opportunities” in this Compensation Discussion and Analysis that is scheduled to vest during the fifteen months immediately following his employment termination date. Mr. Johnson’s Executive Severance Agreement also includes non-compete, non-solicitation, and non-disclosure covenants.

Certain Tax Consequences

In setting an executive officer’s compensation arrangement, the Compensation Committee considers the requirements of the Section 162(m) Rules, which provide that compensation in excess of $1 million paid to the chief executive officer and the other three most highly compensated executive officers (other than the chief financial officer) is not deductible unless it is performance-based and paid under a program that meets certain other legal requirements. Base salary and cash and stock awards that vest based solely on continued service do not qualify as performance-based compensation under the Section 162(m) Rules. While the Compensation Committee recognizes the desirability of preserving the deductibility of payments made to the Named Executive Officers, the Compensation Committee believes that it must maintain flexibility in its approach in order to structure a program that is the most effective in attracting, motivating, and retaining the Company’s key executives.

Compensation Committee Role in Executive Compensation Decisions

The Compensation Committee is appointed by the Board to fulfill the Board’s responsibilities relating to the compensation of our Chief Executive Officer and our executive officers and other senior executives. The Compensation Committee has overall responsibility for approving and evaluating all compensation plans and our policies and programs as they affect the Chief Executive Officer and the Company’s other executive officers and senior executives, including the Named Executive Officers.

The Compensation Committee Charter provides that the Compensation Committee has the authority, as the Compensation Committee may deem appropriate, to delegate one or more of its responsibilities to subcommittees that are composed entirely of directors satisfying the following independence standards, if applicable: at all times each member qualify (1) as an “outside director” within the meaning of the Section 162(m) Rules and (2) as a “non-employee director” within the meaning of Rule 16b-3. The Compensation Committee Charter also provides that if any member of the Compensation Committee does not satisfy the requirements of a “non-employee director” for purposes of Rule 16b-3, the Committee will delegate to the Board or to a subcommittee of the Compensation Committee consisting of at least two members, each of whom satisfies the requirements of a “non-employee director” for purposes of Rule 16b-3, all approvals, certifications and administrative and other determinations with respect to equity-based compensation intended to satisfy the exception provided under Rule 16b-3, and the Board or the subcommittee will have the full authority of the Compensation Committee with respect to such matters.

The Compensation Committee has the sole authority to retain and terminate all compensation consultants to be used to assist it in the evaluation of Chief Executive Officer and other executive compensation and has the sole authority to approve the consultant’s fees and the terms and conditions of the consultant’s retention. Neither the Compensation Committee nor the Company’s management retained a consultant that played a role in determining or recommending the amount or form of executive compensation in fiscal year 2013. The Compensation Committee also has authority to obtain advice and assistance from internal and external legal, accounting, and other advisors. See also “Committees of the Board of Directors—Compensation Committee” in this Item 1.

The Compensation Committee has received input and recommendations from Mr. Johnson and Ms. Iliff regarding the forms and the amounts of compensation for the Company’s associates, including the Named Executive Officers, and regarding our compensation programs generally.

Compensation Committee Interlocks and Insider Participation

During our 2013 fiscal year Jeffrey Flug, William R. Harker, and Josephine Linden served on the Company’s Compensation Committee as its sole members, except that E.J. Bird served on the Compensation Committee until March 27, 2013. During our 2013 fiscal year none of Jeffrey Flug, E.J. Bird, William R. Harker, or Josephine Linden served as an officer or employee of the Company or any of its subsidiaries. There were no interlocks during our 2013 fiscal year with other companies within the meaning of the SEC’s proxy rules.

Compensation Committee Report

The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management of the Company. Based on the review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s 2013 Annual Report on Form 10-K and in this Proxy Statement.

Compensation Committee

Jeffrey Flug (Chair)

Josephine Linden

William R. Harker*

*	Mr. Harker served as Chair of the Compensation Committee for the entire duration of the 2013 fiscal year. He resigned as Chair and as a member of the Compensation Committee on April 2, 2014.

Fiscal Year 2013 Summary Compensation Table

The following table sets forth information concerning the total compensation paid to the following Named Executive Officers, each of whom was serving in the capacity shown in the table at the end of our 2013 fiscal year.

Name and Principal Position	Year	Salary		Bonus (a)	Stock Awards (b)	Non-Equity Incentive Plan Compensation (c)	Change in Pension Value and Nonqualified Deferred Compensation Earnings		All Other Compensation (d)	Total
W. Bruce Johnson	2013	$1,000,000		$623,891	$1,022,306	—	—		$21,709	$2,667,906
(Chief Executive Officer and President)	2012	$1,019,232		—	—	$530,420	—		$37,167	$1,586,819
	2011	$1,000,000		—	—	$94,545	—		$31,575	$1,126,120

Steven D. Barnhart	2013	$500,000		$133,333	$511,175	—	—		$70	$1,144,578
(Senior Vice President and Chief Financial Officer)	2012	$226,919		$487,500	—	$174,150	—		—	$888,569

William A. Powell	2013	$550,000		$214,319	$715,601	—	$2,761	(e)	$70	$1,482,751
(Senior Vice President and Chief Operating Officer)	2012	$489,811		$112,500	—	$358,033	$(22)		$35,000	$995,322
	2011	$450,000		—	$112,475	—	$616		$35,000	$598,091

Charles J. Hansen	2013	$442,308	(f)	—	$230,029	—	—		$70	$672,407
(Vice President, General Counsel, and Secretary)	2012	$417,894		—	—	$177,931	—		—	$595,825
	2011	$410,000		—	—	$960	—		—	$410,960

Becky Iliff	2013	$240,000		$50,000	$122,682	—	—		$70	$412,752
(Vice President, Human Resources)	2012	$119,077		$25,000	—	$56,464	—		—	$200,541

(a)	With respect to Mr. Johnson, the amount shown for fiscal year 2013 reflects payment of a cash retention award granted to Mr. Johnson upon the Separation to replace cancelled restricted stock awards previously awarded by Sears Holdings. This cash retention award vested on April 6, 2013. With respect to Mr. Barnhart, the amount shown for fiscal year 2013 reflects a retention bonus payment paid by the Company in accordance with Mr. Barnhart’s Offer Letter. For Mr. Powell, the amount shown for fiscal year 2013 reflects payment under a cash retention award, which was granted to Mr. Powell upon the Separation to replace cancelled restricted stock awards previously awarded by Sears Holdings. This cash retention award vested on October 4, 2013. With respect to Ms. Iliff, the amount shown for fiscal year 2013 reflects payment of a cash retention bonus awarded in accordance with Ms. Iliff’s Offer Letter.

(b)	The amounts shown in this column represent the full grant-date fair value of the Restricted Stock Awards, determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“FASB ASC Topic 718”). The full grant-date fair value is the amount that the Company would expense in its financial statements over the award’s applicable vesting period, which is the market price of the Company’s common stock on the date of grant multiplied by the number of shares subject to the award. Restricted stock is common stock that cannot be sold or otherwise transferred by the Named Executive Officer until such restrictions lapse. See “Executive Compensation—Compensation Discussion and Analysis” in this Item 1 for further information regarding the Restricted Stock Awards.

(c)	As noted in the Compensation Discussion and Analysis, during fiscal year 2013 the Company did not achieve the threshold performance goal established under the 2013 AIP and accordingly none of the Named Executive Officers received a payout under the 2013 AIP.

(d)	For Mr. Johnson, the amount shown in this column with respect to our 2013 fiscal year includes $70 paid by the Company towards Mr. Johnson’s life insurance cost and $21,639 attributable to the aggregate incremental cost of Mr. Johnson’s commuter travel using company-furnished vehicles. For purposes of determining the aggregate incremental cost to the Company of the personal use of company-furnished vehicles by Mr. Johnson in fiscal year 2013, we first calculate the personal and commuting mileage attributable to his use as a percentage of the vehicle’s overall annual mileage. This percentage is then applied to the annual cost of operating the vehicle, which includes the cost of leasing, fuel, insurance, license and title, tolls, depreciation, maintenance and repairs. Drivers’ salaries and overtime are also included in the costs associated with the usage of Company-furnished vehicles and drivers. The Company did not provide a tax gross-up on income imputed for personal use of company-furnished vehicles or other perquisites. The amount reported in this column for each of Messrs. Johnson, Barnhart, Powell, and Hansen, and Ms. Iliff includes $70 paid by the Company towards the cost life insurance.

(e)	The amount shown represents a lump sum distribution made by Sears Holdings to Mr. Powell under the Sears Holdings Pension Plan for benefits owed to him under the Sears Holdings Pension Plan. Accrual of benefits under the Sears Holdings Pension Plan was eliminated effective December 31, 2005. The Sears Holdings Pension Plan did not provide for above-market earnings on deferred compensation amounts. Mr. Powell is the only Named Executive Officer who participated in the Sears Holdings Pension Plan. All liabilities in respect of the Sears Holdings Pension Plan were retained by Sears Holdings. SHO does not have, and did not assume, any responsibility for liabilities in respect of the Sears Holdings Pension Plan. SHO does not intend to establish a defined benefit plan.

(f)	The amount of base salary reported for fiscal year 2013 is less than Mr. Hansen’s current annual base salary because the increase to Mr. Hansen’s base salary did not become effective until April 2013. See “Executive Compensation—Compensation Discussion and Analysis—Compensation Decisions Made in During Fiscal Year 2013—Base Salary” in this Item 1.

Fiscal Year 2013 Grants of Plan-Based Awards

The compensation programs under which the grants in the following table were made are generally described in “Executive Compensation—Compensation Discussion and Analysis” in this Item 1 and include the 2013 AIP and the Restricted Stock Awards. As described in “Executive Compensation—Compensation Discussion and Analysis” in this Item 1, the 2013 AIP provided for incentive awards payable in 2014 with respect to achievement of 2013 fiscal year SHO EBITDA performance objectives. The Restricted Stock Awards were granted under the SHO Stock Plan and are scheduled to vest after a three-year holding period on May 16, 2016.

		Grant Date for Equity-Based Awards	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(a)			All Other Stock Awards: Number of Shares of Stock(b)	Grant Date Fair Value of Stock Awards(c)
Name	Plan		Threshold	Target	Maximum
W. Bruce Johnson	2013 AIP	—	$400,000	$1,000,000	$2,000,000	—	—
	Restricted Stock Awards	05/16/2013	—	—	—	22,999	$1,022,306

Steven D. Barnhart	2013 AIP	—	$150,000	$375,000	$750,000	—	—
	Restricted Stock Awards	05/16/2013	—	—	—	11,500	$511,175

William A. Powell	2013 AIP	—	$165,000	$412,500	$825,000	—	—
	Restricted Stock Awards	05/16/2013	—	—	—	16,099	$715,601

Charles J. Hansen	2013 AIP	—	$82,000	$205,000	$410,000	—	—
	Restricted Stock Awards	05/16/2013	—	—	—	5,175	$230,029

Becky Iliff	2013 AIP	—	$48,000	$120,000	$240,000	—	—
	Restricted Stock Awards	05/16/2013	—	—	—	2,760	$122,682

(a)	The amounts in these columns include the threshold, target, and maximum amounts for Messrs. Johnson, Barnhart, Powell, and Hansen, and Ms. Iliff under the 2013 AIP as more fully described in “Executive Compensation—Compensation Discussion and Analysis” part of this Item 1. The Company’s financial performance—as measured by SHO EBITDA for fiscal year 2013—was used to determine whether the above Named Executive Officers earned payouts under their respective 2013 AIP awards. Based on the Company’s 2013 fiscal year performance no payouts were made under the 2013 AIP to Messrs. Johnson, Barnhart, Powell, and Hansen, and Ms. Iliff.

(b)	On May 16, 2013 the Company made Restricted Stock Awards to the Named Executive Officers under the SHO Stock Plan. The common stock underlying the Restricted Stock Awards is subject to forfeiture restrictions which prevent sale or transfer that do not lapse until the awards’ vesting date—May 16, 2016.

(c)	The amounts shown in this column represent the full grant-date fair value of the Restricted Stock Awards determined in accordance with FASB ASC Topic 718. The full grant date fair value is the amount that the Company would expense in its financial statements over the award’s applicable vesting period, which is the market price of the Company’s common stock on the date of grant multiplied by the number of shares subject to the award.

SHO Employment Arrangements

Set forth below are summary descriptions of the terms of the Offer Letters for each of our Named Executive Officers, which summaries, among other things, describe material terms of the Offer Letters as they affected the compensation paid to our Named Executive Officers earned and paid in the 2013 fiscal year. The below summaries are qualified by reference, and are subject to, the terms and conditions of the Offer Letters, which are provided as exhibits to the Company’s 2013 Annual Report on Form 10-K.

Mr. Johnson’s Offer Letter

Pursuant to his Offer Letter, Mr. Johnson serves as Chief Executive Officer and President of SHO with an annual base salary of $1,000,000. He also participates in the Sears Hometown and Outlet Stores, Inc. Annual Incentive Plan (“AIP”) with an annual incentive opportunity of 100% of his base salary and in the Sears Hometown and Outlet Stores, Inc. Long-Term Incentive Plan with an annual incentive opportunity of 200% of his base salary. Mr. Johnson also receives retirement, health, and welfare benefits made available by the Company to its employees.

In accordance with Mr. Johnson’s Offer Letter, two 10,000-share restricted stock awards granted to him by Sears Holdings prior to the Separation (and which had not vested prior to the Separation) were cancelled effective upon the Separation, and he received from the Company in fiscal year 2012 two equivalent cash replacement awards of $623,891 that include the same vesting schedule and terms and conditions as the restricted stock awards that they replaced. During the 2013 fiscal year, in accordance with the vesting schedule and terms and conditions of the replacement awards, the Company paid to Mr. Johnson $623,891 to satisfy the cash replacement award that vested on April 6, 2013. The remaining $623,981 cash replacement award is scheduled to vest during fiscal year 2014. Mr. Johnson’s Offer Letter also provides that any compensation payable to him under the Sears Holdings 2010 and 2011 Long-Term Incentive Plans be assumed by the Company and paid by the Company under a Company-sponsored long-term incentive plan (“LTIP”). No amount was payable to Mr. Johnson in fiscal year 2013 under the Sears Holdings 2010 Long-Term Incentive Plan. With respect to the Sears Holdings 2011 Long-Term Incentive Plan, the Company will pay $106,240 to Mr. Johnson if he remains actively employed by the Company on the applicable payment date in fiscal year 2014. The Company also continues to provide ground transportation for Mr. Johnson to travel between his residence in the Chicago metropolitan area and SHO’s corporate headquarters in Hoffman Estates, Illinois as described in “Compensation Discussion and Analysis—Other Compensation Elements—Perquisites and Other Benefits” in this Item 1.

In accordance with Mr. Johnson’s Offer Letter, his Executive Severance Agreement with Sears Holdings described in this Item 1 under “Compensation Discussion and Analysis—Other Compensation Elements—Severance Benefits” and “Potential Payments Upon Termination of Employment or Change in Control” was assigned to, and assumed by, SHO effective as of the Separation.

Mr. Barnhart’s Offer Letter

Pursuant to his Offer Letter, Mr. Barnhart serves as Senior Vice President and Chief Financial Officer of SHO with an annual base salary of $500,000. He also participates in the SHO AIP with an annual incentive opportunity of 75% of his base salary and in Company sponsored LTIPs as they are approved and finalized by the Board. Mr. Barnhart also receives retirement, health, and welfare benefits made available by SHO to its employees.

Mr. Barnhart received a one-time sign-on bonus of $300,000 in accordance with his Offer Letter. If Mr. Barnhart is terminated for misconduct or integrity issues during the period comprising the 13th through 24th months of his employment with SHO, he must repay the full amount of his sign-on bonus reduced by 1/12th for each month he remained employed during such period.

Mr. Barnhart’s Offer Letter also provides for a long-term retention bonus of $400,000. One-third of this bonus will vest and become payable as soon as administratively practicable following each of the first, second, and third anniversaries of his start date but only if he is actively employed by SHO on the applicable payment date. Because Mr. Barnhart was actively employed by the Company on the first anniversary of his start date, Mr. Barnhart earned (and was paid) the first third of his $400,000 retention bonus during fiscal year 2013. The Company will pay Mr. Barnhart one-third of the $400,000 retention bonus to Mr. Barnhart in fiscal year 2014 if he remains employed by the Company through and on his start date’s second anniversary. If Mr. Barnhart’s employment is terminated by SHO other than for “Cause” or “Good Reason”, his bonus will vest in the portion scheduled to vest during the 12 months immediately following the termination date.

In accordance with Mr. Barnhart’s Offer Letter, his Executive Severance Agreement with Sears Holdings, which, except as noted herein, is substantially the same as the Executive Severance Agreements described in this Item 1 under “Compensation Discussion and Analysis—Other Compensation Elements—Severance Benefits” and “Potential Payments Upon Termination of Employment,” was assigned to, and assumed by, SHO effective as of the Separation.

Mr. Powell’s Offer Letter

Pursuant to his Offer Letter, Mr. Powell serves as Senior Vice President and Chief Operating Officer of SHO with an annual base salary of $550,000. He participates in the SHO AIP with an annual incentive opportunity of 75% of his base salary and in Company sponsored LTIPs as they are approved and finalized by the Board. Mr. Powell also receives retirement, health, and welfare benefits made available by SHO to its employees.

In accordance with Mr. Powell’s Offer Letter, one 1,632-share restricted stock award, one 1,921-share restricted stock award, and two $112,500 cash retention awards granted to him by Sears Holdings prior to the Separation (and which had not vested prior to the Separation) were cancelled effective upon the Separation, and Mr. Powell received from the Company in fiscal year 2012, as replacement for the cancelled Sears Holdings awards and their related rights, one cash award in the amount of $214,319 and one cash award in the amount of $232,349 each having the same vesting schedule and terms and conditions as the award that it replaced. During the 2013 fiscal year, in accordance with the vesting schedule and terms and conditions of the replacement awards, the Company paid to Mr. Powell $214,319 to satisfy the cash replacement award that vested on October 4, 2013. The remaining $232,349 cash replacement award is scheduled to vest during fiscal year 2014.

In accordance with Mr. Powell’s Offer Letter, his Executive Severance Agreement with Sears Holdings described in this Item 1 under “Compensation Discussion and Analysis—Other Compensation Elements—Severance Benefits” and “Potential Payments Upon Termination of Employment” was assigned to, and assumed by, SHO effective as of the Separation.

Mr. Hansen’s Offer Letter

Pursuant to his Offer Letter, Mr. Hansen serves as Vice President and General Counsel of SHO and participates in the SHO AIP with an annual incentive opportunity of 50% of his base salary and in SHO sponsored LTIPs as they are finalized and approved by SHO’s Board of Directors. Mr. Hansen also receives retirement, health and welfare benefits made available by SHO to its employees.

In accordance with Mr. Hansen’s Offer Letter, his Executive Severance Agreement with Sears Holdings described in this Item 1 under “Compensation Discussion and Analysis—Other Compensation Elements—Severance Benefits” and “Potential Payments Upon Termination of Employment” was assigned to, and assumed by, SHO effective as of the Separation.

Ms. Iliff’s Offer Letter

Pursuant to her amended and restated Offer Letter, Ms. Iliff serves as Vice President, Human Resources of SHO and participates in the SHO AIP with an annual incentive opportunity of 50% of her base salary and in SHO sponsored LTIPs as they are finalized and approved by the Company’s Board of Directors. Ms. Iliff also receives retirement, health and welfare benefits made available by SHO to its employees.

Ms. Iliff’s Offer Letter, as amended and restated, provides for a long-term retention bonus of $100,000. The Offer Letter provides that one-half of Ms. Iliff’s retention bonus will vest and become payable as soon as administratively practicable following each of the first and third anniversaries of her start date but only if she is actively employed by the Company on the applicable payment date. Because Ms. Iliff was actively employed by the Company on the first anniversary of her start date, Ms. Iliff earned (and was paid) the first half of her $100,000 retention bonus during fiscal year 2013. She will earn the final $50,000 installment of her retention bonus if she remains actively employed by the Company through and on her start date’s third anniversary.

In accordance with Ms. Iliff’s amended and restated Offer Letter, her Executive Severance Agreement with Sears Holdings described in this Item 1 under “Compensation Discussion and Analysis—Other Compensation Elements—Severance Benefits” and “Potential Payments Upon Termination of Employment” was assigned to, and assumed by, SHO effective as of the Separation.

Outstanding Equity Awards at 2013 Fiscal Year End

All of the Named Executive Officers held unvested shares of the Company’s restricted stock on February 1, 2014, the last day of our 2013 fiscal year. The Company did not make any awards of stock options during the 2013 fiscal year and none of the Named Executive Officers held unvested options to purchase shares of the Company’s common stock on the last day of our 2013 fiscal year.

	Stock Awards
Name	Number of Shares of Stock that have Not Vested(a)	Market Value of Shares of Stock that have Not Vested(b)
W. Bruce Johnson	22,999	$482,749
Steven D. Barnhart	11,500	$241,385
William A. Powell	16,099	$337,918
Charles J. Hansen	5,175	$108,623
Becky Iliff	2,760	$57,932

(a)	On May 16, 2013 the Company granted the Restricted Stock Awards to the Named Executive Officers under the SHO Stock Plan. These Restricted Stock Awards are subject to restrictions preventing sale and transfer that do not lapse until the Restricted Stock Awards’ vesting date—May 16, 2016.

(b)	The market value reported in this column was calculated by multiplying the closing market price of the Company’s stock on January 31, 2014, the last reportable closing market price immediately prior to the end of the Company’s 2013 fiscal year—February 1, 2014—by the number of shares of common stock comprising the respective Named Executive Officer’s Restricted Stock Award.

Fiscal Year 2013 Option Exercises and Stock Vested

During fiscal year 2013, none of our Named Executive Officers owned or exercised any SHO stock options. No restricted stock awards vested during fiscal year 2013.

Potential Payments Upon Termination of Employment or Change in Control

As described under “Compensation Discussion and Analysis—Compensation Decisions Made During Fiscal Year 2013—Other Compensation Elements—Severance Benefits” above, Sears Holdings entered into severance agreements with the Named Executive Officers prior to the Separation. As part of the Separation, these agreements were assigned to and have been assumed by SHO effective as of the Separation. The amounts shown in the table for involuntary termination for “good reason” or termination without “cause” are based on the following agreement provisions.

Good Reason: A termination by the Named Executive Officer is for good reason if it results from (1) a reduction of more than 10% in the sum of the Named Executive Officer’s annual salary and target bonus from those in effect as of the date of the severance agreement, (2) a Named Executive Officer’s mandatory relocation to an office more than 50 miles from the primary location at which the Named Executive Officer is required to perform the Named Executive Officer’s duties, or (3) any action or inaction that constitutes a material breach under the severance agreement, including the failure of a successor company to assume or fulfill the obligations under the severance agreement. Mr. Johnson’s severance agreement also provides that a termination is for good reason if it results from a change in reporting relationship such that Mr. Johnson reports to anyone other than the Chairman of the Board or the Board of Directors of SHO.

Cause: A termination by a Named Executive Officer is without cause if the Named Executive Officer is involuntarily terminated because of job elimination (other than poor performance) or without “cause.” “Cause” generally is defined as (1) a material breach by the Named Executive Officer, other than due to incapacity due to a disability, of the Named Executive Officer’s duties and responsibilities which breach is demonstrably willful and deliberate on the Named Executive Officer’s part, is committed in bad faith or without reasonable belief that such breach is in the best interests of SHO and such breach is not remedied by the Named Executive Officer in a reasonable period of time after receipt of written notice from SHO specifying such breach, (2) the commission by the Named Executive Officer of a felony (in certain cases defined as a felony involving moral turpitude), or (3) dishonesty or willful misconduct in connection with the Named Executive Officer’s employment.

Severance Benefits Upon Involuntary Termination for “Good Reason” or Without “Cause”

For Mr. Johnson, the sum of (1) 12 months of base salary continuation at the rate in effect immediately prior to the date of termination and (2) a bonus equivalent to his target bonus for the year in which the termination occurs (or, if no target bonus has been set yet for such year, his target bonus for the year immediately preceding the year in which the termination occurred), payable in the form of salary continuation for 12 months, subject to mitigation.

For Messrs. Barnhart and Powell, base salary at the rate in effect immediately prior to the date of termination, payable in the form of salary continuation for 12 months, subject to mitigation.

For Mr. Hansen and Ms. Iliff, base salary at the rate in effect immediately prior to the date of termination, payable in the form of salary continuation for six months, subject to mitigation.

For all Named Executive Officers, continuation of active medical and dental coverage in which the Named Executive Officer was eligible to participate to the end of employment during the salary continuation period.

Other Terms of Severance Agreements

None of the Named Executive Officers is entitled to a severance payment under the Named Executive Officer’s severance agreement in the event of termination for “cause” or voluntary termination. Under the severance agreements, the Named Executive Officers agree to non-disclosure of confidential information, non-solicitation and non-compete (where permissible under applicable state law) covenants, as well as a release of liability for specified claims against the Company.

The forms of severance agreements do not provide for payments to the participating Named Executive Officers upon termination of employment due to death, disability, retirement, or upon the occurrence of a change in control. Assuming that a termination was effective as of February 1, 2014, the last day of our 2013 fiscal year, the Named Executive Officers would have been eligible to receive payments under the 2013 AIP upon death or disability as described below.

Payments Pursuant to Incentive and Other Compensation Programs

As described under “Executive Compensation—Compensation Discussion and Analysis” in this Item 1, SHO provides annual and long-term incentive awards to our Named Executive Officers. Payments under these programs for termination of employment are limited. If a Named Executive Officer voluntarily terminates employment (for any reason including for “Good Reason” but other than disability) or is involuntarily terminated for any reason (for any reason including without cause but other than death) prior to the payment date, the Named Executive Officer will forfeit the Named Executive Officer’s 2013 AIP award, except as prohibited by law. If the employment of the Named Executive Officer is terminated because of death or disability, the Named Executive Officer will be entitled to a pro-rated payment through the termination date if the achievement of the performance measures under the 2013 AIP equal or exceed the threshold level of performance. Because SHO did not achieve the target level of performance under the 2013 AIP, none of the Named Executive Officers would have been entitled to receive distributions under the 2013 AIP at the target level of performance if their employment had terminated due to death or disability on February 1, 2014, the last day of SHO’s 2013 fiscal year.

If a Named Executive Officer voluntarily terminates employment (for any reason other than disability) or is involuntary terminated for any reason (other than death), the Named Executive Officer will forfeit the Named Executive Officer’s award under each Company-sponsored LTIP in which the Named Executive Officer participates and the Restricted Stock Awards except as prohibited by law.

With respect awards under a Company-sponsored LTIP, if a Named Executive Officer’s employment is terminated because of disability, the Named Executive Officer generally will be entitled to a pro-rated payment at the target level through the termination date if (1) performance for the period from the inception of the performance period through the last completed full month that occurs on or preceding the Named Executive Officer’s date of termination due to disability is equal to or greater than the target for that performance period, pro-rated through the date of termination, (2) the performance for the entire three-year performance period is equal to or greater than the target for that performance period, and (3) as of the date of termination, the Named Executive Officer had been employed by one or more of the Company or a subsidiary for at least twelve months of the performance period applicable to the Named Executive Officer. If a Named Executive Officer’s employment is terminated due to his death, the Named Executive Officer’s estate generally will be entitled to a pro-rated payment at the target level through the date of death if (A) the performance for the period from the inception of the performance period through the last completed full month that occurs on or preceding the Named Executive Officer’s date of death is equal to or greater than the target for that performance measure, pro-rated through the date of death, (B) the performance for the entire three-year measurement period is equal to or greater than the target for that performance period, and (C) as of the date of termination, the Named Executive Officer had been employed by one or more of the Company or a subsidiary for at least twelve months of the performance period applicable to him. All pro-rations of awards under Company-sponsored LTIP’s generally will be based on a fraction, the numerator of which is the number of full months during the performance period in which the participant was a participant in the Company-sponsored LTIP and the denominator of which is the full number of months in the performance period. As of February 1, 2014, the last day of the Company’s fiscal year, the Company’s financial performance for the three-year performance period for the 2012 LTIP was less than the target level of performance required under the 2012 LTIP, and none of the Named Executive Officers would have been entitled to receive distributions under the 2012 LTIP if their employment had terminated due to death or disability on February 1, 2014. The Company would, however, if Mr. Johnson’s employment were terminated due to death or disability on February 1, 2014, owe a payout to Mr. Johnson under the Sears Holdings 2011 LTIP (as an assumed obligation of the Company in connection with the Separation). Even though the payment to Mr. Johnson (to be made as a Company-sponsored LTIP payment) is not scheduled to be made until our fiscal year 2014, the award’s performance goals have already been satisfied by Sears Holdings’ financial performance for its fiscal year 2011 through the second quarter of its fiscal year 2012.

With respect to the Restricted Stock Awards, if a Named Executive Officer’s employment with the Company terminates by reason of death or disability, the forfeiture condition restricting the sale or transfer of the common stock forming the Named Executive Officer’s Restricted Stock Award will be deemed to have lapsed on the day immediately preceding the Named Executive Officer’s termination. As a result, for a Named Executive Officer whose employment with the Company terminated by reason of death or disability on February 1, 2014, the Named Executive Officer’s Restricted Stock Award would be deemed to have vested as of January 31, 2014.

With respect to Mr. Johnson’s Offer Letter, the Company would be obligated to pay Mr. Johnson $623,891 if his employment with the Company were involuntarily terminated on February 1, 2014 for any reason other than Cause, death, or disability. The $623,891 termination payment for Mr. Johnson represents the portion of his remaining cash retention award that would be scheduled to vest during the 15 months immediately following a February 1, 2014 termination date. With respect to Mr. Barnhart, the Company would be obligated to pay him, in accordance with the terms and conditions of his Offer Letter, $133,333 if his employment with the Company were terminated by the Company for reason other than for Cause or by Mr. Barnhart for Good Reason. The $133,333 termination payment for Mr. Barnhart represents the portion of his $400,000 cash retention bonus that would be scheduled to vest during the 12 months immediately following a February 1, 2014 termination date. See “Executive Compensation—SHO Employment Arrangements” in this Item 1 for further information regarding the Offer Letters.

The table below summarizes the potential payouts to the Named Executive Officers upon a termination from the Company assuming such termination occurred on February 1, 2014, the last day of the Company’s 2013 fiscal year:

W. Bruce Johnson	Salary Continuation	Continuation of Medical/ Welfare Benefits (a)	Target Bonus (b)	2013 AIP Payment	LTIP Payments (c)	Accelerated Vesting of Restricted Stock/ Cash Awards (d)	Total
Termination for Good Reason	$1,000,000	$8,455	$1,000,000	—	—	$623,891	$2,632,346
Termination Without Cause	$1,000,000	$8,455	$1,000,000	—	—	$623,891	$2,632,346
Termination With Cause	—	—	—	—	—	—	—
Voluntary Termination	—	—	—	—	—	—	—
Termination due to Disability	—	—	—	—	$106,240	$482,749	$588,989
Termination due to Retirement	—	—	—	—	—	—	—
Termination due to Death	—	—	—	—	$106,240	$482,749	$588,989

Steven D. Barnhart	Salary Continuation	Continuation of Medical/ Welfare Benefits (a)	Target Bonus	2013 AIP Payment	LTIP Payments (c)	Accelerated Vesting of Restricted Stock/ Cash Awards (d)	Total
Termination for Good Reason	$500,000	$8,386	—	—	—	$133,000	$641,386
Termination Without Cause	$500,000	$8,386	—	—	—	$133,000	$641,386
Termination With Cause	—	—	—	—	—	—	—
Voluntary Termination	—	—	—	—	—	—	—
Termination due to Disability	—	—	—	—	—	$241,385	$241,385
Termination due to Retirement	—	—	—	—	—	—	—
Termination due to Death	—	—	—	—	—	$241,385	$241,385

William A. Powell	Salary Continuation	Continuation of Medical/ Welfare Benefits (a)	Target Bonus	2013 AIP Payment	LTIP Payments (c)	Accelerated Vesting of Restricted Stock/ Cash Awards (d)	Total
Termination for Good Reason	$550,000	$8,386	—	—	—	—	$558,386
Termination Without Cause	$550,000	$8,386	—	—	—	—	$558,386
Termination With Cause	—	—	—	—	—	—	—
Voluntary Termination	—	—	—	—	—	—	—
Termination due to Disability	—	—	—	—	—	$337,918	$337,918
Termination due to Retirement	—	—	—	—	—	—	—
Termination due to Death	—	—	—	—	—	$337,918	$337,918

Charles J. Hansen	Salary Continuation	Continuation of Medical/ Welfare Benefits (a)	Target Bonus	2013 AIP Payment	LTIP Payments (c)	Accelerated Vesting of Restricted Stock/ Cash Awards (d)	Total
Termination for Good Reason	$225,000	$3,342	—	—	—	—	$228,342
Termination Without Cause	$225,000	$3,342	—	—	—	—	$228,342
Termination With Cause	—	—	—	—	—	—	—
Voluntary Termination	—	—	—	—	—	—	—
Termination due to Disability	—	—	—	—	—	$108,623	$108,623
Termination due to Retirement	—	—	—	—	—	—	—
Termination due to Death	—	—	—	—	—	$108,623	$108,623

Becky Iliff	Salary Continuation	Continuation of Medical/ Welfare Benefits (a)	Target Bonus	2013 AIP Payment	LTIP Payments (c)	Accelerated Vesting of Restricted Stock/ Cash Awards (d)	Total
Termination for Good Reason	$120,000	$1,584	—	—	—	—	$121,584
Termination Without Cause	$120,000	$1,584	—	—	—	—	$121,584
Termination With Cause	—	—	—	—	—	—	—
Voluntary Termination	—	—	—	—	—	—	—
Termination due to Disability	—	—	—	—	—	$57,932	$57,932
Termination due to Retirement	—	—	—	—	—	—	—
Termination due to Death	—	—	—	—	—	$57,932	$57,932

(a)	Mr. Johnson’s amounts represent the continuation of benefits including medical, dental, and company-paid life insurance for one year. Each of Messrs. Barnhart’s and Powell’s amounts represent the continuation of benefits including medical and dental for one year. Each of Mr. Hansen’s and Ms. Iliff’s amounts represent the continuation of medical and dental benefits for six months.

(b)	The amounts reported in this column represent the target bonus under Mr. Johnson’s severance agreement for the year in which the termination occurs.

(c)	The amount reported in this column represents the amount due to Mr. Johnson under the 2011 Sears Holding LTIP, which was, in accordance with the terms of Mr. Johnson’s Offer Letter, an obligation assumed by the Company as a Company-sponsored LTIP award in connection with the Separation. While the award’s payment date is not scheduled until fiscal year 2014, the award’s performance goals have already been satisfied by Sears Holdings’ financial performance for its fiscal year 2011 through the second quarter of its fiscal year 2012. None of the amounts reported in this column for any Named Executive Officer include any payments under the 2012 LTIP. The Company’s performance as of February 1, 2014 does not support any payout, and no payout has been made, under the 2012 LTIP to any Named Executive Officer.

(d)	For each Named Executive Officer, the amount reported in this column includes the cash value, as of January 31, 2014, of the Restricted Stock Award made to the Named Executive Officer. If a Named Executive Officer’s employment with the Company terminates by reason of death or disability, the forfeiture conditions to which the Named Executive Officer’s Restricted Stock Award are subject would be deemed to have lapsed on the day immediately preceding the Named Executive Officer’s termination. As a result, for a Named Executive Officer whose employment with the Company terminated by reason of death or disability on February 1, 2014, the Named Executive Officer’s Restricted Stock Award would be deemed to have vested as of January 31, 2014. The cash value amounts reported in the “Termination due to Disability” and “Termination due to Death” columns were calculated by multiplying (1) the number of shares of common stock underlying the Named Executive Officer’s Restricted Stock Award by (2) the closing market price of one share of the Company’s common stock on January 31, 2014. With respect to Mr. Johnson, the amount reported in this column also includes the remaining cash replacement award payable in accordance with Mr. Johnson’s Offer Letter. With respect to Mr. Barnhart, the amount reported in this column also includes the remaining payments under his retention bonus payable in accordance with Mr. Barnhart’s Offer Letter. See “Executive Compensation—SHO Employment Arrangements” in this Item 1 for a description of the cash replacement award for Mr. Johnson and the retention bonus for Mr. Barnhart.

COMPENSATION OF DIRECTORS

Effective May 16, 2013 the Board adopted a revised Director Compensation Policy, which increased the amount of annual compensation to be paid to members of the Board. In accordance with the revised Director Compensation Policy, the Company provides to its non-employee directors an annual cash retainer in the amount of $100,000 for serving as a director of the Company. In addition, the revised Director Compensation Policy provides that (1) the Chairman of the Board is eligible to receive an additional annual cash retainer of $30,000 for that service, (2) the Chair of the Audit Committee receives an additional $20,000 annual cash retainer for that service, and (3) the Chair of each of the Compensation Committee and the Nominating and Corporate Governance Committee receives an additional annual cash retainer of $10,000 for that service. The following table shows information concerning the compensation paid in our 2013 fiscal year to our directors who served on the Board during our 2013 fiscal year.

Name	Fees Earned or Paid in Cash(a)	Total(a)
William R. Harker, Chairman	$100,000	$100,000
E.J. Bird	$83,624	$83,624
Jeffrey Flug	$80,000	$80,000
James F. Gooch	$69,635	$69,635
W. Bruce Johnson(b)	$0	$0
Elizabeth Darst Leykum	$85,000	$85,000
Josephine Linden	$80,000	$80,000

(a)	For each director, the amount of compensation reported in these columns is less than the annual cash retainer amounts approved under the Company’s revised Director Compensation Policy for the director because, prior to May 16, 2013, the Company’s retainers were less than the retainers payable beginning May 16, 2013.

(b)	Mr. Johnson, the Company’s Chief Executive Officer and President, did not receive any additional compensation for his service as a director of the Company during fiscal year 2013. Information regarding Mr. Johnson’s compensation arrangements can be found under “Executive Compensation” of this Item 1.

ITEM 2. ADVISORY VOTE TO APPROVE THE COMPENSATION OF

OUR NAMED EXECUTIVE OFFICERS

Section 14A of the Securities Exchange Act of 1934, as amended, requires, among other things, that we provide our stockholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement in accordance with the SEC’s compensation disclosure rules.

As described in detail under the heading “Item 1—Executive Compensation—Compensation Discussion and Analysis” in this Proxy Statement, we seek, to the extent practicable, to link the compensation of our Named Executive Officers with the Company’s performance. Our compensation programs are designed to reward our Named Executive Officers for the achievement of short-term and long-term financial goals, while minimizing excessive risk taking in the short term. We believe that our compensation program is strongly aligned with the long-term interests of our stockholders, and we believe that our current executive compensation program has been effective in implementing our compensation philosophy and objectives. We note that more than 99% of the shares that voted to approve the compensation of our Named Executive Officers as disclosed in our 2013 proxy statement voted in favor of the compensation. We urge you to read the Compensation Discussion and Analysis section of this Proxy Statement for additional details on our executive compensation, including our compensation philosophy and objectives and the compensation of our Named Executive Officers during our 2013 fiscal year.

The vote on this proposal is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our Named Executive Officers, as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. The vote is advisory, which means that the vote is not binding on the Company, our Board, or the Compensation Committee of the Board. However, the Board and the Compensation Committee value the opinions expressed by our stockholders in their voting on this proposal and will consider the outcome of the voting when making future compensation policies and decisions regarding our Named Executive Officers.

Accordingly, we ask our stockholders to vote on the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2014 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables, and any related material disclosed in this Proxy Statement.”

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DESCRIBED IN THIS PROXY STATEMENT.

ITEM 3. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

Item 3 is the ratification of the Audit Committee’s appointment of BDO USA, LLP as the independent registered public accounting firm to audit the financial statements of the Company for our 2014 fiscal year. Representatives of BDO USA, LLP will be present at the Annual Meeting. They will be available to respond to your questions and may make a statement if they so desire.

THE BOARD RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF BDO USA, LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FOR FISCAL YEAR 2014.

Independent Registered Public Accounting Firm Fees

The following table shows the fees paid or accrued by the Company and its subsidiaries for the audit and other services provided by BDO USA, LLP and its affiliates for the Company’s 2013 and 2012 fiscal years:

	2012 Fiscal Year	2013 Fiscal Year
Audit Fees(1)	$785,000	$1,071,221
Audit-Related Fees		—
Tax Fees(2)	—	$47,598
All Other Fees	—	—
Total	$785,000	$1,118,819

(1)	Audit Fees represent fees for professional services provided in connection with the audit of the Company’s consolidated financial statements, review of quarterly financial statements, regulatory audits, and accounting consultations.

(2)	Tax Fees reported for fiscal year 2013 represent fees for professional services provided in connection with the preparation of the Company’s tax filings for Puerto Rico and the audit of aspects of our business in Puerto Rico, which audit was required to be undertaken with respect to the tax filings.

The Audit Committee must pre-approve all engagements of our independent registered public accounting firm as required by the Audit Committee Charter, the Pre-Approval Policy and Procedures for Auditing Services and Non-Audit Services (the “Pre-Approval Policy”) adopted by the Audit Committee, and the rules of the SEC. The Pre-Approval Policy provides the conditions and procedures under which the Audit Committee will pre-approve auditing services and non-audit services to be rendered by SHO’s external auditor in accordance with Sections 10A(g) and 10A(i) of the Securities Exchange Act, as amended, and the rules of the SEC. The Audit Committee does not delegate to management the Audit Committee’s responsibilities to pre-approve services to be performed by SHO’s external auditor. All engagements of the external auditor to perform (1) annual audits of SHO’s financial statements and (2) attestations of SHO’s internal controls are excluded from the Pre-Approval Policy, and it provides that, with respect to the excluded services, the Audit Committee must specifically approve the annual or other engagement of the external auditor, the engagement scope, terms, and fees, the form and content of the engagement letter, and all changes to the engagement scope, terms, and fees prior to the external auditor’s commencement of the engagement. The Audit Committee also will specifically approve, in advance, each other engagement of the external auditor to provide an auditing service or a non-audit service that is not among the categories of auditing services and non-audit services pre-approved pursuant to the Pre-Approval Policy.

The Pre-Approval Policy includes categories of auditing services and non-audit services that the Audit Committee pre-approves, subject to approval of the Chairman of the Audit Committee, for twelve months. At least annually the Audit Committee pursuant to the Pre-Approval Policy will review all proposed categories of auditing services and non-audit services for the following fiscal year to determine that (a) the categories of services may be provided by the external auditor to SHO in accordance with applicable law and (b) the external auditor’s provision of the categories of services would not impair its independence. The Chairman of the Audit Committee is authorized to specifically pre-approve all auditing services and non-audit services that may be provided to SHO by its external auditor that are listed, and within the limits provided, in the Pre-Approval Policy.

All of the Audit Fees and Tax Fees described in the table above were pre-approved in accordance with the Audit Committee’s policies and procedures.

Report of the Audit Committee

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the fiscal year ended February 1, 2014. The information contained in this report shall not be deemed “soliciting material” or otherwise considered “filed” with the SEC, and such information shall not be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates such information by reference in such filing.

The purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the Company’s system of internal controls, the presentation and disclosure in the Company’s financial statements, which will be provided to our stockholders and others, and the overall audit process. All members of the Audit Committee meet the criteria for independence applicable to audit committee members under NASDAQ’s Stock Market Rules, and the Audit Committee Charter complies with these rules.

Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States (“GAAP”). The Company’s independent registered public accounting firm is responsible for auditing these financial statements and expressing an opinion as to their conformity to GAAP.

The Audit Committee’s responsibility is to monitor and review these processes, acting in an oversight capacity, and the Audit Committee does not certify the financial statements or guarantee the independent registered public accounting firm’s report. The Audit Committee relies, without independent verification, on the information provided to it, including representations made by management and the independent registered public accounting firm, including its audit report.

The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended February 1, 2014 with the Company’s management and BDO USA, LLP, the Company’s independent registered public accounting firm (“BDO”). The Audit Committee also has discussed with BDO the matters required to be discussed by Auditing Standard No. 16, “Communications with Audit Committees” issued by the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee also has received and reviewed the written disclosures and the letter from BDO required by applicable requirements of the PCAOB regarding BDO’s communications with the Audit Committee concerning independence, and has discussed with BDO its independence from the Company. Based on the review and discussions noted above, the Audit Committee recommended to the Board that the audited financial statements referred to above be included in the Company’s 2013 Annual Report on Form 10-K filed with the Securities and Exchange Commission. E.J. Bird resigned as a member of the Audit Committee on March 27, 2013.

Audit Committee

James F. Gooch, Chair

Jeffrey Flug

Josephine Linden

CERTAIN RELATIONSHIPS AND TRANSACTIONS

Review and Approval of Transactions with Related Persons

The Company’s Audit Committee Charter and the Company’s written Related-Person Transactions Approval Policy require that the Audit Committee review and approve all related-party transactions required to be disclosed pursuant to SEC rules. The Related-Person Transactions Approval Policy requires that the Audit Committee, among other things (1) determine whether the proposed related-person transaction is on terms that terms and conditions that, in all material respects, the Company’s management reasonably believes are no less favorable to the Company than the terms and conditions the Company could obtain in comparable arm’s-length transactions with unrelated third parties and (2) take into account relevant factors such as the nature of the related person’s interest in the transaction, the purpose, terms and conditions (including the dollar amount involved), and timing of the transaction, and whether the transaction is consistent with the best interests of the Company and its stockholders.

Related-Party Transactions

Based on publicly available information, ESL beneficially owns approximately 48.99% of our outstanding shares of common stock and approximately 48.5% of Sears Holdings’ outstanding shares of common stock, and at all times during our 2013 fiscal year beneficially owned more than 5% of the outstanding shares of each of SHO and Sears Holdings. Edward S. Lampert, Chairman, Chief Executive Officer, and Director of ESL Investments, Inc., which is part of the affiliated group that we refer to as “ESL” in this Proxy Statement, is the Chairman of Sears Holdings’ board of directors and its Chief Executive Officer.

Prior to the Separation SHO and its subsidiaries entered into various agreements with Sears Holdings and its subsidiaries (the “SHO-Sears Holdings Agreements”) that, among other things, (1) govern specified aspects of SHO’s relationship with Sears Holdings following the Separation and (2) establish terms pursuant to which subsidiaries of Sears Holdings provide services and merchandise to SHO and its subsidiaries. The initial terms of these agreements were agreed to prior to the Separation in the context of a parent-subsidiary relationship and the Separation. During the course of the 2013 fiscal year SHO engaged in several discussions with Sears Holdings about some of the terms and conditions of the SHO-Sears Holdings Agreements, the business relationships reflected in them, and the details of those business relationships, many of which were not addressed by the express terms and conditions of the SHO-Sears Holdings Agreements as initially executed. These discussions ultimately resulted in amendments to the SHO-Sears Holdings Agreements during the 2013 fiscal year that were intended to resolve disputes between the Company and Sears Holdings regarding some of the terms and conditions of the SHO-Sears Holdings Agreements. The SHO-Sears Holdings Agreements, as amended, as well as other agreements to which SHO or its subsidiaries are party and that require disclosure as related-party transactions under the SEC’s rules, are summarized below.

In the following summaries, SHO and Sears Holdings are referred to as the parties to the agreements summarized, although their subsidiaries may be the sole parties, or may be additional parties, to the agreements. The SHO-Sears Holdings Agreements and the amendments thereto, summarized below in this “Certain Relationships and Transactions”, are reproduced in full as, and qualified in their entirety by the actual text of such agreements that are, exhibits to the Company’s Annual Report on Form 10-K for fiscal year 2013.

Separation Agreement

Prior to the Separation SHO entered into a Separation Agreement with Sears Holdings (the “Separation Agreement”). On December 9, 2013, the Company and Sears Holdings entered into Amendment No. 1 to Separation Agreement. The Separation Agreement, as amended, provides for the framework of the Separation and the ancillary agreements described below.

Pursuant to the Separation Agreement and in anticipation of the Separation, Sears Holdings transferred to SHO, through a series of intercompany transactions, specified assets and liabilities comprising the pre-Separation Sears Hometown and Hardware and Sears Outlet businesses of Sears Holdings. In the Separation Agreement, SHO and Sears Holdings agree to release each other from all pre-Separation claims (other than with respect to the agreements executed in connection with the Separation and subject to certain exceptions) and each agrees to defend and indemnify the other with respect to its post-Separation business. In addition, the Separation Agreement provides specified information and access rights relating to pre-Separation financial and compliance matters, as well as procedures for handling third-party claims and disputes between the parties. As amended, the Separation Agreement further provides that SHO and Sears Holdings will negotiate in good faith with respect to SHO’s proposals to conduct its franchise and dealer businesses in the Caribbean region and permits SHO, under specified conditions, to establish, acquire, and operate businesses that do not use the “Sears” name and that are not specified retailers.

Indemnification. SHO is required to indemnify and defend Sears Holdings from and against all liabilities suffered by Sears Holdings relating to, arising out of, or resulting from (1) each liability of SHO assumed in connection with the Separation or arising after giving effect to the Separation and the agreements specified as ancillary to the Separation Agreement (the “Ancillary Agreements”), (2) the specified business of SHO; (3) each asset owned by SHO after giving effect to the Separation and the Ancillary Agreements, (4) SHO’s breach the Separation Agreement, and (4) SHO’s breach of an Ancillary Agreement, subject to any liability limitation contained in the Ancillary Agreement and, without duplication, taking into account SHO’s performance of its indemnification obligations in the Ancillary Agreement. SHO is further required to indemnify and defend Sears Holdings if Sears Holdings remains liable to a third party for any liability for which SHO is liable under the Separation Agreement. Sears Holdings is required to indemnify and defend SHO from and against any and all liabilities relating to, arising out of, or resulting from (1) each liability of Sears Holdings assumed in connection with the Separation or arising after giving effect to the Separation and the Ancillary Agreements, (2) the specified business of Sears Holdings, (3) each asset owned by Sears Holdings after giving effect to the Separation and the Ancillary Agreements, (4) Sears Holdings’ breach of the Separation Agreement, and (5) Sears Holdings’ breach of an Ancillary Agreement, subject to any liability limitation contained in the Ancillary Agreement and, without duplication, taking into account Sears Holdings’ performance of its indemnification obligations in the Ancillary Agreement. Sears Holdings is further required to indemnify and defend SHO if SHO remains liable to a third party for any liability for which Sears Holdings is liable under the Separation Agreement.

Limitation of Liability. With respect to each of SHO and Sears Holdings, neither party is liable to the other party for any consequential, incidental, indirect, special, or punitive damages, losses or expenses (including business interruption, lost business, lost profits, or lost savings) arising under the Separation Agreement, even if advised of the possibility of such damages, except that SHO and Sears Holdings, unless otherwise provided for in the Ancillary Agreements, each remains obligated to indemnify and defend the other party against consequential, incidental, indirect, special, or punitive damages, losses or expenses that may arise from third party claims.

Store License Agreements

Prior to the Separation, SHO entered into Store License Agreements with Sears Holdings (the “Store License Agreements”) pursuant to which Sears Holdings has granted to SHO (1) an exclusive, royalty-free, non- transferable and terminable license to operate, and to authorize SHO’s dealers and franchisees to operate, retail stores and stores-within-a-store using the “Sears Outlet Store,” “Sears Authorized Hometown Store,” “Sears Home Appliance Showroom,” and “Sears Hardware Store” store names (the “store names”), (2) an exclusive, royalty-free, non-transferable and terminable license to use the store names to promote SHO’s products, and services related to SHO’s products, by all current and future electronic means, channels, processes and methods, including via the Internet (“digital methods”), (3) a non-exclusive, royalty-free, non-transferable and terminable license to use, and to authorize SHO’s dealers and franchisees to use, certain other trademarks to market and sell services related to SHO’s products under those trademarks, and (4) an exclusive, royalty-free, non-transferable and terminable license to use certain domain names in connection with the promotion of SHO’s stores, the marketing, distribution and sale of SHO’s products, and the marketing and offering of services related to SHO’s products. The Store License Agreements do not include licenses for the Kenmore, Craftsman, or DieHard trademarks.

Duration. The terms of the Store License Agreements will expire in 2029. The Store License Agreements may be terminated (1) by either party for cause upon a material breach either if the breaching party fails to cure such breach within 30 days following written notice of such breach or, if such breach is not curable, immediately upon delivery of notice of the non-breaching party’s intention to terminate, (2) immediately by Sears Holdings upon 10-days’ notice upon a change of control whereby a majority of SHO’s voting power, or a majority of the voting power of any of SHO’s subsidiaries, is acquired by specified competitors of Sears Holdings, (3) by either party upon 30-days’ notice if such party (or any of its affiliates) terminates the Separation Agreement, any other Store License Agreement, the Trademark License Agreement, the SYWR Agreement, or the Merchandising Agreement (each of the latter three agreements is defined below in this “Certain Relationships and Transactions”) as a result of the other party’s (or its affiliates’) material breach of or default under such agreement, (4) immediately by Sears Holdings upon 10-days’ notice if SHO has operated, or has authorized SHO’s dealers and franchisees to operate, any retail store or store-within-a-store using a name other than a store name specified in the Store License Agreements for twelve consecutive months, or (5) immediately by Sears Holdings upon 10-days’ notice if SHO does not extend the term of the Merchandising Agreement for either of its two renewal periods. In addition, the Store License Agreements with Sears Authorized Hometown Stores, LLC (“SAHS”), Sears Outlet Stores, L.L.C. (“Outlet”), and Sears Home Appliance Showrooms, LLC (“SHAS”) permit Sears Holdings to require SAHS, Outlet, and SHAS to terminate for cause any dealer or franchisee that (i) causes SAHS or SHAS to be in non-compliance with a material term of the Store License Agreements or (ii) fails to maintain the high quality and reputation of the store names, domain names, and other Sears trademarks, provided that prior to termination SAHS, Outlet, and SHAS are given a reasonable opportunity to cause the dealer or franchisee to cure such non-compliance or failure.

Indemnification. SHO is required to defend and indemnify Sears Holdings for all liability, even though such liability may result from false, fraudulent or groundless claims, arising from the death of or injury to any person, damage to any property, or loss suffered by a third party related to (1) the operation of SHO’s stores, (2) any acts or omissions by SHO, its affiliates, its dealers, and its franchisees in connection with the Store License Agreements, (3) any violation by SHO, its affiliates, its dealers and its franchisees of any anti-corruption law, (4) any actual or alleged infringement of any intellectual property, (5) any latent or patent defect in any of SHO’s products not purchased from Sears Holdings, (6) any actual or alleged failure of SHO’s stores, websites, or any of SHO’s products not purchased from Sears Holdings or its affiliates to comply with any laws, (7) SHO’s use of any licensed trademark other than in accordance with the Store License Agreements, or (8) any lack of validity or enforceability of the Store License Agreements caused by SHO. Sears Holdings is required to defend and indemnify SHO for all liability arising from the death of or injury to any person, damage to any property or loss suffered by a third party related to (A) claims that SHO’s use of the licensed trademarks constitutes copyright infringement, (B) claims as to the lack of validity or enforceability of the registrations or ownership rights of the licensed trademarks, or (C) any lack of enforceability or validity of the Store License Agreements caused by Sears Holdings.

License to Use Sears’ Digital Methods. Sears Holdings also grants SHO the right to use the store names to sell SHO’s products by all digital methods that are owned or operated by Sears Holdings and Kmart Corporation (“Kmart”) including the website for SHO’s Sears Outlet business, provided that Sears Holdings may terminate this right upon two-years’ notice. If Sears Holdings exercises this termination right, it must grant SHO licenses to (1) market SHO’s products by all digital methods outside the United States, Puerto Rico, Bermuda and Guam (the “territories”), and (2) sell SHO’s products by all digital methods both in and outside of the territories. However, these licenses will only be granted to the extent that they do not conflict with third party obligations of Sears Holdings that otherwise limit Sears Holdings’ and Kmart’s right to license or authorize SHO to market any of SHO’s products.

Trademark License Agreement

In connection with the Separation, SHO entered into a Trademark License Agreement with Sears Holdings (the “Trademark License Agreement”) pursuant to which Sears Holdings has granted to SHO (1) a royalty-free license to use the Sears trademark as part of SHO’s corporate name in the United States and to promote SHO’s businesses and (2) a fully paid-up license to use the searshometownandoutlet.com and ownasearsstore.com domain names solely to promote SHO’s businesses.

Duration. The term of the Trademark License Agreement will expire in 2029. The Trademark License Agreement may be terminated (1) by either party for cause upon a material breach either if the breaching party fails to cure such breach within 30 days following written notice of such breach or, if such breach is not curable, immediately upon delivery of notice of the non-breaching party’s intention to terminate, (2) immediately by Sears Holdings upon 10-days’ notice upon a change of control whereby a majority of SHO’s voting power, or a majority of the voting power of any of SHO’s subsidiaries, is acquired by specified competitors of Sears Holdings, (3) by either party upon 30-days’ notice if such party (or any of its affiliates) terminates the Separation Agreement, any Store License Agreement, the SYWR Agreement, or the Merchandising Agreement as a result of the other party’s (or its affiliates’) material breach of or default under such agreement, (4) immediately by Sears Holdings upon 10-days’ notice if SHO has not conducted business using SHO’s corporate name specified in the Trademark License Agreement for twelve consecutive months, or (5) immediately by Sears Holdings upon 10- days’ notice if SHO does not extend the term of the Merchandising Agreement for either of its two renewal periods.

Indemnification. SHO is required to defend and indemnify Sears Holdings against third-party claims relating to any breach by SHO of the Trademark License Agreement. Sears Holdings is required to defend and indemnify SHO against third-party claims relating to any breach by Sears Holdings of the Trademark License Agreement.

Merchandising Agreement

Prior to the Separation, SHO entered into a Merchandising Agreement with Sears Holdings (the “Merchandising Agreement”) pursuant to which Sears Holdings agrees to (1) sell to SHO, with respect to certain specified product categories, Sears brand products (including Kenmore, Craftsman and DieHard brand products (the “KCD Products”) and vendor-branded products obtained from Sears Holdings’ vendors and suppliers and (2) grant SHO licenses to use the trademarks owned by Sears Holdings (the “Sears Marks”) including the Kenmore, Craftsman and Diehard trademarks (the “KCD Marks”) in connection with the marketing and sale of products sold under the Sears Marks. On July 5, 2013 and December 9, 2013, the Company and Sears Holdings amended the Merchandising Agreement by entering into Amendment No. 1 to Merchandising Agreement and Amendment No. 2 to Merchandising Agreement, respectively. The amendments, among other things, add several types of products that Sears Holdings may make available to SHO, clarify the parties’ responsibilities with respect to Craftsman product warranty claims, and settle certain disputes regarding warranty charges and other expenses claimed between the parties.

Duration. The initial term of the Merchandising Agreement will expire in 2018, subject to two three-year renewal terms with respect to the KCD Products. The Merchandising Agreement may be terminated (1) by either party for cause upon a material breach either if the breaching party fails to cure such breach within 30 days following written notice of such breach or, if such breach is not curable, immediately upon delivery of the non- breaching party’s notice of intention to terminate, (2) by Sears Holdings if an unaffiliated third party acquires all rights, title, and interest in and to all of the KCD Marks, (3) immediately by Sears Holdings if SHO (A) purports to assign the Merchandising Agreement without Sears Holdings’ consent, (B) is unable to pay its debts or if SHO enters into a voluntary suspension of payments or bankruptcy, (C) undergoes a change of control whereby a majority of SHO’s voting power, or a majority of the voting power of any of SHO’s subsidiaries, is acquired by specified competitors of Sears Holdings, or (D) ceases to conduct business using the Sears name, or (4) by either party upon 30-days’ notice if such party (or any of its affiliates) (A) terminates the Separation Agreement, any

Store License Agreement, the Trademark License Agreement, or the SYWR Agreement as a result of the other party’s (or its affiliates’) material breach of or default under the Separation Agreement or (B) terminates any Store License Agreement or the Trademark License Agreement as a result of the other party’s (or its affiliates’) material breach of or default under such agreement. In addition, if an unaffiliated third party acquires all rights, title and interest in and to one or more (but not all) of the KCD Marks, Sears Holdings may terminate its obligation to sell to SHO KCD Products that are branded with the KCD Marks that were subject to such acquisition. Furthermore, if SHO rejects Sears Holdings’ proposed increase in the royalty rate of one or more KCD Product categories prior to the expiration of the initial term (to take effect during the first renewal period) or the first renewal term of the agreement (to take effect during the second renewal period), then Sears Holdings may terminate its obligation to sell to SHO all KCD Products in such rejected categories or terminate the Merchandising Agreement altogether.

Pricing. SHO will determine, at its sole discretion, advertised prices, promotional prices, and retail prices for all merchandise acquired from Sears Holdings for sale in SHO’s Hometown Stores, Hardware Stores, and Home Appliance Showrooms. Sears Holdings’ vendors may from time to time adopt minimum advertised price policies (“MAP”) and unilateral pricing policies (“UPP”) that may apply to Sears Holdings and its sale of Hometown Store and Outlet Store products to SHO. The failure to comply with a vendor’s MAP or UPP could result in the imposition of financial penalties on Kmart and Sears Holdings and a vendor’s refusal to sell one or more Hometown Store and Outlet Store products to Kmart and Sears Holdings, which ultimately could result in Sears Holdings inability to sell one or more Hometown Store and Outlet Store products to SHO in accordance with the terms of the Merchandising Agreement. Furthermore, Sears Holdings may seek to implement its own MAP and UPP with respect to Hometown Store and Outlet Store products.

Fees. SHO will be invoiced for all products sold to it by Sears Holdings. Sears Holdings will provide SHO with the proportionate share of certain vendor-provided subsidies that Sears Holdings receives with respect to the merchandise sold to SHO, except to the extent that Sears Holdings’ vendors (1) do not permit the pass-through of such subsidies or (2) refuse to pay a subsidy to Sears Holdings with respect to the products sold to SHO. Sears Holdings has agreed to use commercially reasonable efforts to obtain vendor permission to share subsidies. The December 9, 2013 amendment to the Merchandising Agreement provides that products that Sears Holdings obtains exclusively for resale to SHO are excluded for purposes of calculating the aforementioned pro-rata vendor allowances.

Royalties. SHO will pay, on a weekly basis, royalties determined by multiplying SHO’s net sales of KCD Products by specified fixed royalties rates for each brand’s licensed products, subject to an adjustment based on the extent to which SHO features Kenmore brand products in certain of SHO’s advertising and the extent to which SHO pays specified minimum commissions to SHO’s franchisees and Hometown Store owners.

License to Use Sears Marks. Subject to certain limitations, Sears Holdings has granted SHO (1) a non- exclusive, non-transferable and revocable right and license to use, in connection with the marketing and selling of products sold under Sears Marks (including KCD Marks), but in no event to alter, the KCD Marks and (2) a non-exclusive, non-transferable, royalty-free and revocable right and license to use, in connection with the marketing and selling of products sold under Sears Marks (including KCD Marks), but in no event to alter, all Sears Marks other than the KCD Marks.

Indemnification. SHO is required to defend and indemnify Sears Holdings against third-party claims related to (1) the use of any Sears Marks by SHO or SHO’s franchisees other than in accordance with the Merchandising Agreement, (2) the sale, display, assembly, service, repair, or installation of any given product (excluding claims related to services to be performed under the Services Agreement (as defined below in this “Certain Relationships and Transactions”) and all other services that are performed for SHO by Sears Holdings), (3) the failure by SHO to perform SHO’s obligations under the Merchandising Agreement, or (4) any other act or omission by SHO, subject to the terms and conditions of the Separation Agreement that require a sharing of liability, as applicable. Sears Holdings is required to defend and indemnify SHO against third-party claims related to (A) the violation by Sears Holdings of any intellectual property rights of third parties, (B) the failure by

Sears Holdings to perform their obligations under the Merchandising Agreement, or (C) any other act or omission by Sears Holdings, subject to the terms and conditions of the Separation Agreement that require a sharing of liability, as applicable.

Settlements. As noted above, SHO and Sears Holdings amended the Merchandising Agreement during fiscal year 2013 to settle certain disputes between the parties relating to, among other things, warranty and related charges and relating to amounts owed for damaged/defective apparel acquired by SHO from Sears Holdings. As amended, the Merchandising Agreement (1) requires Sears Holdings to waive $4.35 million in warranty charges and freight charges on specified categories of Outlet merchandise that Sears Holdings claims are due from SHO, (2) obligates SHO to pay $1 million to Sears Holdings with respect to Craftsman lifetime warranty charges, (3) requires Sears Holdings’ waiver of $2.3 million of additional Craftsman lifetime warranty charges that Sears Holdings claims are due from SHO, (4) provides that Sears Holdings waive $1.3 million that Sears Holdings claims are due from SHO, (5) requires SHO to pay $1 million to Sears Holdings, with respect to damaged/defective apparel, and (6) adds an additional charge payable by SHO for products that Sears Holdings sells to SHO that are covered by the Craftsman lifetime warranty.

Services Agreement

Prior to the Separation, SHO entered into a Services Agreement with Sears Holdings (the “Services Agreement”) pursuant to which Sears Holdings provides SHO with specified tax, accounting, procurement, risk management and insurance, advertising and marketing (including online services), loss prevention, environmental, product and human safety, facilities, logistics and distribution, information technology (including the point-of-sale systems for all of SHO’s stores), payment clearing, and other financial, real estate management, merchandise-related, and other support services (collectively, “Services”). On December 9, 2013, SHO and Sears Holdings amended the Services Agreement by, among other things, clarifying the parties obligations respecting specified Services and how margin relating to such Services are to be allocated, clarifying the components of specified Services, expanding the scope of specified Services, and settling certain disputes between the parties relating to specified service charges.

Duration. The term of the Services Agreement will expire in 2018. The agreement may be terminated (1) by either party for cause upon a material breach either if the breaching party fails to cure such breach within 30 days following written notice of such breach or, if such breach is not curable, immediately upon delivery of the non- breaching party’s notice of intention to terminate, (2) by Sears Holdings for cause upon a change of control whereby a majority of SHO’s voting power, or a majority of the voting power of any of SHO’s subsidiaries, is acquired by specified competitors of Sears Holdings, or (3) by either party upon 30-days’ notice if such party (or any of its affiliates) (A) terminates the Separation Agreement, any Store License Agreement, the Trademark License Agreement, the SYWR Agreement, or the Merchandising Agreement as a result of the other party’s (or its affiliates’) material breach of or default under such agreement or (B) terminates any Store License Agreement or the Trademark License Agreement as a result of the other party’s (or its affiliates’) material breach of or default under such agreement. SHO may also terminate any individual Service upon 60-days’ notice to Sears Holdings, provided that such termination does not adversely affect Sears Holdings’ ability to perform another Service for SHO. Sears Holdings may terminate an individual Service upon 90-days’ notice if (i) an affiliate of Sears Holdings is unwilling or unable to provide the Service, (ii) an affiliate of Sears Holdings does not provide a similar Service to Sears Holdings or its other affiliates on terms that are comparable to the terms of the Services Agreement, (iii) Sears Holdings is unable to retain a replacement service provider to provide the Service on terms that are comparable to the terms of the Services Agreement, and (iv) such termination will have no effect upon the provision of other Services under the Services Agreement. Sears Holdings may also terminate an individual Service upon 90-days’ notice if (a) an unaffiliated service provider of Sears Holdings or one of its affiliates that provides a Service is unwilling or unable to allow SHO to use such Service under the existing (or comparable) terms, (b) Sears Holdings is unable to retain a replacement service provider to provide the Service on terms that are comparable to the terms of the Services Agreement, and (c) such termination will have no effect upon the provision of other Services under the Services Agreement. In addition, Sears Holdings may also terminate an individual Service upon 60-days’ notice if the parties fail to execute an amendment regarding the fees payable for one or more individual Services for the fourth or fifth years of the term, or the six-month period following the fifth year.

Fees. SHO pays fixed fees and rates for the Services for the first three years of the Services Agreement. SHO will also negotiate with Sears Holdings the fees and rates for the fourth and fifth years of the term, and the six-month period following the fifth year, on a good-faith basis. In addition, SHO is responsible for the payment of all taxes payable in connection with the Services provided under the Services Agreement, including sales, use, excise, value-added, business, service, goods and services, consumption, withholding, and other similar taxes or duties, including taxes incurred on transactions between and among Sears Holdings, its affiliates and third-party contractors, along with any related interest and penalties.

Quality of Services. The Services Agreement requires that Sears Holdings perform the Services in a manner that is consistent with Sears Holdings’ prior practice and in Good Faith without willful misconduct or gross negligence. Sears Holdings provides no other representations or warranties regarding the standard of care under which the Services will be performed and provides no warranty or representation concerning the quality of the Services. For purposes of the Services Agreement, the term “Good Faith” means honesty in fact and the observance of reasonable commercial standards of fair dealing in accordance with applicable law.

Indemnification. SHO is required to defend and indemnify Sears Holdings against third-party claims, except to the extent such claims are found by a final judgment or opinion of an arbitrator or court to be caused by (1) Sears Holdings’ breach of the Services Agreement or (2) the negligence or willful misconduct in Sears Holdings’ performance of the Services Agreement. Sears Holdings is required to defend and indemnify SHO against third-party claims that relate to (A) bodily injury or death of any person or damage to real and/or tangible personal property directly caused by the negligence or willful misconduct of Sears Holdings during the performances of the services or (B) the infringement of any copyright or trade secret misappropriation by an asset owned by Sears Holdings, Sears Holdings, or the subsidiaries of Sears Holdings and used by Sears Holdings in the performance of the services. However, Sears Holdings will not indemnify SHO to the extent indemnification claims are found to be caused by (i) SHO’s breach of the Services Agreement, (ii) SHO’s negligence or willful misconduct in the performance of the Services Agreement, or (iii) with respect to infringement claims (a) SHO’s use, misuse, marketing or distribution of Sears Holdings’ assets except as provided for in the Services Agreement or (b) information, direction, specification or materials provided by SHO or on SHO’s behalf. SHO will not to sue Sears Holdings’ associates individually, absent fraud or other intentional misconduct, with respect to the services provided in accordance with the Services Agreement. Sears Holdings is required to defend and indemnify SHO against third-party claims that relate to (A) bodily injury or death of any person or damage to real and/or tangible personal property directly caused by the negligence or willful misconduct of Sears Holdings during the performances of the Services or (B) the infringement of any copyright or trade secret misappropriation by an asset owned by Sears Holdings and used by Sears Holdings in the performance of the Services. However, Sears Holdings will not indemnify SHO to the extent indemnification claims are found by a final judgment or opinion of an arbitrator or court to be caused by (i) SHO’s breach of the Services Agreement, (ii) SHO’s negligence or willful misconduct in the performance of the Services Agreement, or (iii) with respect to infringement claims (a) SHO’s use, misuse, marketing or distribution of Sears Holdings’ assets except as provided for in the Services Agreement or (b) information, direction, specification or materials provided by SHO or on SHO’s behalf. SHO will not to sue Sears Holdings’ associates individually, absent fraud or other intentional misconduct, with respect to the Services provided in accordance with the Services Agreement.

Limitation of Liability. With respect to each of SHO and Sears Holdings, neither party is, except for its (1) indemnity obligations and defense obligations, (2) breach of its confidentiality obligations, and (3) breach of its intellectual property non-infringement obligations under the Services Agreement, liable for any consequential, incidental, indirect, special, or punitive damages, losses or expenses (including business interruption, lost business, lost profits, or lost savings) arising under the Services Agreement, even if advised of the possibility of such damages. The sole liability of Sears Holdings for all claims relating to the Services Agreement is the payment of direct damages, limited to (for all claims in the aggregate) the total fees received by Sears Holdings under the Services Agreement.

Settlements. As noted above, SHO and Sears Holdings amended the Services Agreement during fiscal year 2013 to, among other things, settle certain disputes between the parties relating to service. As amended, the Services Agreement (1) requires Sears Holdings to waive approximately $1.3 million of IT retail-support charges that Sears Holdings claims are due from SHO and clarify that SHO owes no additional IT retail-support charges for its 2013 fiscal year (except for net store increases) and (2) provides that SHO’s retail-support charges for the 2014 and 2015 fiscal years will be $1 million and $2 million, respectively (plus a specified per-store fee for net new stores over a base number of stores).

Supplemental Agreement

On December 9, 2013 SHO and Sears Holdings entered into the Supplemental Agreement that is ancillary to the Services Agreement and the other agreements executed by Sears Holdings and SHO in connection with the Separation. The Supplemental Agreement provides that each of SHO and Sears Holdings releases the other and its related persons from specified claims and defenses to claims that are described on an appendix to the Supplemental Agreement and which had arisen between SHO and Sears Holdings from the date of the Separation through October 6, 2013. A separate appendix to the Supplemental Agreement describes claims that the Company and Sears Holdings have not released and have reserved for continuing discussion.

Retail Establishment Agreement

Prior to the Separation, SHO entered into a Shop Your Way Rewards Retail Establishment Agreement with Sears Holdings (the “SYWR Agreement”) pursuant to which Sears Holdings authorizes SHO to participate in Sears Holdings’ SYWR program. Under the SYWR Agreement, Sears Holdings will issue rewards points to SYWR program members when they purchase program-eligible merchandise and services from SHO’s stores and, for each qualifying purchase, SHO will pay SYWR a fee equal to an agreed percentage of the qualifying purchase for base points issued and for bonus points issued, if any. Sears Holdings will (1) authorize SHO to redeem points for SYWR program members as part or all of the purchase prices paid by SYWR program members when they make qualifying purchases from SHO’s stores and (2) reimburse SHO for the dollar value of the points redeemed.

Duration. The term of the SYWR Agreement will expire in 2022 but may be terminated (1) by either party for cause upon a material breach either if the breaching party fails to cure such breach within 30 days following written notice of such breach or, if such breach is not curable, immediately upon delivery of the non-breaching party’s notice of intention to terminate, (2) by Sears Holdings upon a change in control whereby a majority of SHO’s voting power, or a majority of the voting power of any of SHO’s subsidiaries, is acquired by a competitor who operates a points-issuance/redemption business that competes in any material respect with the SYWR program or with any other rewards or points-issuance/redemption businesses operated by Sears Holdings or any of its affiliates, (3) 66 months after the effective date of the Separation by either party for convenience upon 180- days’ notice to the other party, (4) by either party upon 30-days’ notice if such party (or any of its affiliates) terminates the Separation Agreement, the Trademark License Agreement, a Store License Agreement, or the Merchandising Agreement as a result of the other party’s (or its affiliates’) material breach of or default under such agreement, or (5) by Sears Holdings if SHO fails to consent to an amendment or modification to the SYWR program that applies on a non-discriminatory basis to all of Sears Holdings’ authorized vendors and authorized providers but has a material adverse effect on SHO, provided that Sears Holdings has used commercially reasonable efforts to provide an accommodation for SHO’s consent, which consent may not be unreasonably withheld.

Indemnification. SHO is required to defend and indemnify Sears Holdings against third-party claims arising or relating to, among other things, SHO’s (1) negligence, recklessness, or willful misconduct relating to the SYWR program, (2) breach or default of the SYWR Agreement, (3) fraud, (4) non-compliance with applicable law, or (5) infringement of intellectual property. Sears Holdings is required to defend and indemnify SHO against third-party claims relating to, among other things, Sears Holdings’ (A) negligence, recklessness or willful misconduct relating to the SYWR program, (B) breach or default of the SYWR Agreement, (C) fraud, (D) infringement of intellectual property, or (E) failure to satisfy any of its obligations or liabilities to SYWR program members.

Tax Sharing Agreement

Prior to the Separation, SHO entered into a Tax Sharing Agreement with Sears Holdings, regarding the sharing of federal, state, local and foreign tax liabilities, the preparation and filing of tax returns for such taxes and disputes with taxing authorities regarding such taxes. Under the terms of the Tax Sharing Agreement, Sears Holdings generally is responsible for all pre-Separation taxes that relate to SHO’s business other than non- income taxes that are accrued and unpaid as of the Separation date, for which SHO is responsible, and SHO generally is responsible for all post-Separation taxes that relate to SHO’s business. Subject to certain limitations and the agreement to cooperate in good faith with SHO, under the terms of the Tax Sharing Agreement Sears Holdings has the right to resolve any difference or disagreement on any matter that arises out of the application and interpretation of the Tax Sharing Agreement.

Employee Transition and Administrative Services Agreement

Prior to the Separation, SHO entered into an Employee Transition and Administrative Services Agreement with Sears Holdings (the “ETASA”). Under the ETASA, Sears Holdings provides SHO with transitional administrative services with respect to SHO’s employees including payroll, benefits, and other human-resource support services.

Duration. The ETASA will expire in 2018. The ETASA may be terminated (1) by either party for cause upon a material breach either if the breaching party fails to cure such breach within 30 days following written notice of such breach, or if such breach is not curable, immediately upon delivery of the non-breaching party’s notice of intention to terminate, (2) by Sears Holdings upon a change of control whereby a majority of SHO’s voting power, or a majority of the voting power of SHO’s subsidiaries, is acquired by specified competitors of Sears Holdings, or (3) by either party upon 30-days’ notice if such party (or any of its affiliates) terminates the Separation Agreement, any Store License Agreement, the Trademark License Agreement, the SYWR Agreement, or the Merchandising Agreement as a result of the other party’s (or its affiliates’) material breach of or default under such agreement. The ETASA may also be terminated by either party on one year’s notice.

Fees. For the first 24 months of the ETASA, SHO will pay a per-employee fee to Sears Holdings, plus reimbursement of all payroll and other direct costs. Following the first 24 months, SHO will pay a negotiated per-employee fee based on a combination of Sears Holdings’ costs to provide the services plus a specified profit margin. SHO and Sears Holdings will negotiate in good faith to determine the applicable fees. In addition, during the term of the ETASA SHO will be responsible for the payment of all taxes payable in connection with the services provided under the ETASA, including sales, use, excise, value-added, business, service, goods and services, consumption, withholding, payroll, unemployment, and other similar taxes or duties, along with any related interest and penalties.

Indemnification. SHO is required to defend and indemnify Sears Holdings against all third party claims that relate to or arise out of the ETASA (including claims by employees), except to the extent such claims are caused by Sears Holdings’ gross negligence or willful misconduct or willful failure in the performance of the ETASA. Sears Holdings is required to defend and indemnify SHO against any third-party claims that relate to (1) bodily injury or death of any person or damage to real and/or tangible personal property, to the extent directly caused by the negligence or willful misconduct of Sears Holdings and used by Sears Holdings in the performance of the services, or (2) specified intellectual-property infringement claims. However, Sears Holdings will not indemnify SHO to the extent indemnification claims are caused by (A) SHO’s breach of the ETASA, (B) SHO’s gross negligence or willful misconduct or willful failure in the performance of the ETASA, or (C) with respect to infringement claims arising out of (i) SHO’s use, misuse, marketing or distribution of Sears Holdings’ assets except as provided for in the ETASA or (ii) information, directions, specifications, or materials provided by SHO or on SHO’s behalf.

Statement of Work #1. On December 9, 2013, SHO and Sears Holdings entered into the Statement of Work #1 to the ETASA. The Statement of Work is required by the terms and conditions of the ETASA and provides that it replaces the Human Resources section of Appendix 101-A to the Services Agreement. The Statement of Work provides for the following human resource services to be governed by the terms and conditions of the ETASA: support center; payroll; time and attendance; HR reporting and analytics; unemployment; compliance; employee record keeping; learning; management/leadership development; compensation management; benefits and benefits administration; and HR systems.

Non-Competition and Exclusivity Arrangements Between Sears Holdings and SHO

Following the Separation, the non-competition and exclusivity arrangements between Sears Holdings and SHO are governed primarily by the terms and conditions of the Merchandising Agreement. None of the arrangements described below restrict (i) Sears Holdings’ right to market or sell its products and services by all current and future electronic means, channels, processes and methods, including via the Internet or (ii) subject to certain limitations, SHO’s right to market or sell non-Sears brand products and services by all current and future electronic means, channels, processes and methods, including via the Internet.

Sears Hometown and Hardware Stores. New Sears Hometown and Hardware stores are permitted without restriction in all Micropolitan Statistical Areas (“MicroSAs”) as defined by the U.S. Office of Management and Budget (“OMB”) (i.e., defined areas of less than 50,000 residents). New Sears Hometown and Hardware stores are permitted in Metropolitan Statistical Areas as defined by the OMB (i.e., defined areas of greater than 50,000 residents), but only if (1) such stores are located at least eight miles away from existing stores owned or operated by Sears Holdings and branded with the name “Sears” and at least two miles from specified Kmart locations (all such Kmart locations and existing Sears stores, “Sears Stores”), (2) SHO has, for those new Sears Hometown and Hardware stores located between five and eight miles from existing Sears Stores, notified Sears Holdings in advance of those stores and has received Sears Holdings’ approval (which approval will not be unreasonably withheld or delayed), and for each such store, SHO will pay to Sears Holdings on an annual basis a specified percentage of the new stores’ EBITDA for the first five years such stores are open for business, (3) such stores distribute products primarily on a rent-to-own basis or (4) Sears Holdings has already approved of such stores’ location.

Sears Outlet Stores. Existing and new Sears Outlet stores are permitted without restriction, except that on and after October 31, 2013 neither SHO nor its dealers and franchisees may sell new products at any Sears Outlet store that is acquired or leased after that date and that is located within two miles of an operating Sears Store (as defined above). The Merchandising Agreement also establishes an exclusive relationship, subject to certain conditions, until 2018 between Sears Holdings and SHO with respect to the sale and purchase of specified categories of distressed and refurbished merchandise and marked-out-of-stock merchandise (including apparel). In addition, Sears Holdings will give SHO a right of first offer on all of Sears Holdings’ (1) discontinued or obsolete products, (2) overstock products and home goods and furniture that are new and still in original packaging, (3) distressed, refurbished, discontinued and obsolete home goods and furniture, and (4) marked out-of-stock footwear except with respect to products that Sears Holdings does not sell to end-user consumers.

Sears Holdings. Sears Holdings may continue to, and may authorize others to continue to, own and operate all stores owned and operated by them on the date of the Separation. However, Sears Holdings is not able to do the following: (A) in any MicroSA open, own, or operate any new store, or authorize in any MicroSA any new specified “Authorized Store,” that is (1) branded with any Sears Mark that includes “Kenmore” or “Craftsman” or (2) a specified “Sears Store”; (B) open, own, or operate any new store, or sell specified “Prohibited Products” to any new Authorized Store, that is substantially similar to one or more of the Sears Hometown Store, Sears Home Appliance Showroom, or Sears Outlet Store formats existing on the effective date of the Separation; or

(C) open, own, or operate any new store, or authorize any new Authorized Store, that markets or sells, or authorizes (via a license agreement, operating agreement, or otherwise) any natural person, business entity, or non-entity business enterprise to market or sell, any item of specified “Exclusive Merchandise” at a store physically located in any postal zip code area with respect to which, and to the extent, Sears Holdings or SHO has agreed with the owner of a Hometown Store to refrain from selling Exclusive Merchandise in the postal zip code area.

SHO. SHO may not enter into or amend any agreement (each, an “authorizing agreement”) that authorizes an unrelated third-party owner or franchisee to operate a new Sears Hometown Store, Sears Hardware Store, or Sears Home Appliance Showroom if the authorizing agreement contains product-exclusivity rights. If SHO seeks to renew or permit the assignment of an existing authorizing agreement for a Sears Hometown Store, Sears Hardware Store, or Sears Home Appliance Showroom that includes product-exclusivity rights, SHO must use commercially reasonable efforts to ensure that the renewal or assignment also eliminates the product-exclusivity rights.

Real Property Transactions

Prior to the Separation, Sears Holdings assigned or sublet to SHO Sears Holdings’ interests in the lease for each of SHO’s stores as to which Sears Holdings, and not SHO or an independent authorized dealer or a franchisee, is the tenant and either (1) the lease for the store permits assignment or subletting of the lease or (2) Sears Holdings is able to obtain landlord consent to the assignment or sublease. However, a relatively small number of the leases for SHO stores, or the “No-Consent Locations,” do not permit assignment or subletting by Sears Holdings or may require landlord consent, which may be withheld. Sears Holdings entered into a sublease with SHO for each of the No-Consent Locations. In addition, a small number of SHO stores are in locations where Sears Holdings currently operates one of its stores. In such cases SHO entered into a lease or sublease with Sears Holdings for the portion of the space in which SHO’s store operates, and SHO pays rent directly to Sears Holdings on the terms negotiated prior to the Separation.

Generally, the form of sublease from Sears Holdings to SHO with respect to SHO’s premises subleased from Sears Holdings provides for the following, among other terms and conditions: (1) the duration of the sublease and the rent payable by SHO to Sears Holdings are the same as the duration and the rent payable by Sears Holdings to its landlord; (2) the premises are subleased to SHO on an “as is” basis and that Sears Holdings, as sublandlord, makes no representation to SHO regarding the condition of the subleased premises; (3) SHO as subtenant (A) is subject to all of the easements, covenants, conditions, and restrictions of Sears Holdings’ lease from its landlord and (B) SHO will comply with and perform all of Sears Holdings’ obligations as tenant under its lease from its landlord; (4) SHO will indemnify and defend Sears Holdings from and against all claims by (A) Sears Holdings’ landlord that SHO has not performed Sears Holdings’ obligations as tenant under Sears Holdings’ lease from the landlord and (B) any person as a result of SHO’s use or occupancy of the subleased premises or SHO’s failure to comply with the terms of the sublease or Sears Holdings’ lease from its landlord; (5) SHO may not sublet or assign the sublease without the consent of Sears Holdings; and (6) upon specified SHO defaults (including failure by SHO to observe and perform any provision of the sublease to be performed by SHO) Sears Holdings may, among other remedies, (A) reenter the subleased premises and expel SHO and (B) recover damages from SHO.

During fiscal year 2013 SHO entered into four subleases with Sears Holdings to provide premises for its Sears Outlet Stores located in Farmer’s Branch, Texas, Novi, Michigan, Shelby Township, Michigan, and Lone Tree, Colorado. The terms and conditions of each of these subleases are consistent in all material respects with those of the form of sublease generally used between Sears Holdings and SHO and described above. During fiscal year 2013 SHO also (1) amended its sublease with Sears Holdings respecting the Sears Appliance & Hardware Store located in Kennett Square, Pennsylvania to extend the term of that sublease and (2) by means of the amendment to the Separation Agreement, clarified SHO’s and Sears Holdings’ obligations for specified stores with respect to lease obligations for HVAC, utilities, CAM, taxes, insurance, roofs, parking lots, and related items, added obligations of SHO and Sears Holdings regarding specified store locations that are subject to ground leases, and added obligations of SHO and Sears Holdings regarding a store in Norristown, Pennsylvania.

On December 9, 2013, by means of an amendment to the Separation Agreement, SHO and Sears Holdings agreed that, with respect to leases or subleases that require Sears Holdings’ or its affiliates consent to sublease, Sears Holdings’ affiliates will not unreasonably withhold or delay their consent to subleases by SHO to its dealers and franchisees. For each such request, SHO will pay Sears Holdings a $2,500 per-sublease consent fee. Sears Holdings’ affiliates’ may not withhold their consent to a sublease due to the proximity of such location to a Sears Holdings full line store (unless such location is in violation of the proximity restrictions contained in the Merchandising Agreement).

SHO’s Senior ABL Facility

Prior to the Separation and in connection with SHO’s entry into an asset-based, senior secured revolving credit facility with a group of financial institutions (the “Senior ABL Facility”), SHO entered into an agreement with Sears Holdings and the agent under the Senior ABL Facility whereby Sears Holdings commits to (1) continue to provide services to SHO in connection with a realization on the lenders’ collateral after default under the Senior ABL Facility notwithstanding SHO’s default under the underlying agreements with Sears Holdings, and (2) provide specified notices and services to the agent for so long as any obligations remain outstanding under the Senior ABL Facility. See our Annual Report on Form 10-K for the 2013 fiscal year for additional information regarding the Senior ABL Facility.

Hadoop Services Agreement

In May 2013 SHO entered into a services agreement with Sears Holdings for the provision of technology services and equipment (the “Hadoop Services Agreement”). The Hadoop Services Agreement will terminate on April 30, 2016. Under the Hadoop Services Agreement, SHO purchased from Sears Holdings hardware necessary to develop a system of computers and related equipment capable of running a Hadoop open source software platform. The Hadoop Services Agreement also provides that Sears Holdings use the purchased hardware to build the Hadoop system for SHO. Under the Hadoop Services Agreement SHO agrees to pay Sears Holdings a monthly services fee to maintain the constructed system and related hardware at Sears Holdings’ facility.

Why Not Lease It Program

In October 2013 SHO entered into a Consumer Lease Program Adherence and Indemnification Agreement (the “Leasing Agreement”) that allows SHO to continue participating in a Sears Holdings administered program whereby consumers that cannot immediately purchase SHO consumer products can instead lease them from a third party, Whynot Leasing, LLC (“WNLI”). Under the Sears Holdings administered program, each SHO consumer product that is ultimately leased by a consumer is first purchased by WNLI from SHO and then leased to the consumer. The Leasing Agreement requires Sears Holdings to forward to SHO 100% of the settlement funds for the products that SHO sells to WNLI and clarifies that neither Sears Holdings nor WNLI will receive any direct compensation from SHO for the right to participate in the leasing program. The Leasing Agreement also provides that Sears Holdings will deduct applicable sales taxes and remit them on SHO’s behalf to the appropriate taxing authority and that SHO and Sears Holdings will defend and indemnify each other from claims resulting from SHO’s or Sears Holdings’ failure to comply with the Leasing Agreement and will use commercially reasonable efforts to cause WNLI, or any other third party, to assume and bear financial responsibility for claims for which that third party is responsible. The term of the Leasing Agreement continues until the earlier termination of the Services Agreement or the Leasing Agreement. Additionally, either SHO or Sears Holdings may earlier terminate the Leasing Agreement upon 30 days’ prior written notice.

Payments from SHO to Sears Holdings and from Sears Holdings to SHO

The following table summarizes payments received by SHO from Sears Holdings and payments made by SHO to Sears Holdings during SHO’s 2013 fiscal year that are included in SHO’s financial statements with respect to the 2013 fiscal year included in our 2013 Annual Report on Form 10-K.

Net commissions received by SHO from Sears Holdings	$90,085,000
Payments made by SHO to Sears Holdings related to cost of sales and for occupancy	$1,691,300,000
Payments made by SHO to Sears Holdings for services performed by Sears Holdings	$22,156,000

Additional Information

SHO’s Board of Directors Code of Conduct, which the Board of Directors approved following the Separation, provides that Covered Parties (as defined below) are not prohibited from investing, and SHO has renounced all interest and expectancy, and being offered an opportunity to participate or invest, in all investment opportunities that may come to the attention of any Covered Party other than the following investments (unless they are investments of ESL) made prior to the date of adoption of SHO’s Board of Director Code of Conduct: investment opportunities that come to the Covered Party’s attention directly and exclusively in the Covered Party’s capacity as director, officer or employee of SHO; control investments in retailers primarily focused on selling home appliances, hardware, tools, or lawn and garden equipment that are new products or that are one-of- a-kind, out-of-carton, discontinued, obsolete, used, reconditioned, overstocked, scratched, or dented products; and investment opportunities in companies or assets that have a significant role in SHO’s business such as investment opportunities in (1) real estate currently leased by SHO or (2) suppliers of which SHO is a substantial customer representing over 10% of such companies’ revenues. “Covered Parties” means each of ESL and each employee, officer, director or advisor to ESL who may serve as an officer or director of SHO.

E.J. Bird is the Chief Financial Officer of Sears Canada Inc. Based on publicly available data, on February 12, 2013, Sears Holdings beneficially owned 51.0% of Sears Canada Inc.’s outstanding shares of common stock.

OTHER INFORMATION

Other Business That May Come Before the Meeting

Our management does not intend to bring any other business before the Annual Meeting for action and has not been notified of any other business proposed to be brought before the Annual Meeting. However, if any other business should be properly presented for action, it is the intention of the persons named on the proxy card to vote in accordance with their judgment on such business.

2015 Annual Meeting of Stockholders

Procedures for Submitting Stockholder Proposals

If you want to include a stockholder proposal in the proxy statement for our 2015 Annual Meeting of Stockholders, your stockholder proposal must be delivered to the Company not later than December 16, 2014, and it must satisfy the rules and regulations of the SEC to be eligible for inclusion in the proxy statement for that meeting. However, if the date of our 2015 Annual Meeting changes by more than 30 days from the date that is the first anniversary of our 2014 Annual Meeting, then the deadline is a reasonable time before we begin to print and mail proxy materials for the 2015 Annual Meeting.

If you want to submit a stockholder proposal for our 2015 Annual Meeting and you do not require that the proposal be included in the Company’s proxy materials, you must notify the Company of such proposal not later than the close of business on February 27, 2015 and not earlier than the close of business on January 28, 2015. However, if the date of the 2015 Annual Meeting is more than 30 days before, or more than 70 days after, May 28, 2015, notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to the 2015 Annual Meeting and not later than the close of business on the later of the 90th day prior to the Annual Meeting or the 10th day following the day on which the Company first makes a public announcement of the date of the 2015 Annual Meeting. Your notice must also include the information required by our Bylaws.

All stockholder proposals must be delivered to the Company at the following address: Sears Hometown and Outlet Stores, Inc., 5500 Trillium Boulevard, Suite 501, Hoffman Estates, Illinois 60192, Attn: General Counsel and Secretary.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (“Section 16(a)”), requires our directors and executive officers and the beneficial holders of more than 10% of our common stock to file reports of ownership and changes in ownership with respect to our common stock with the SEC and to furnish copies of these reports to SHO. Based solely on a review of these reports and written representations from our directors and executive officers, we believe that all of our directors and executive officers filed the reports required by Section 16(a) on a timely basis during fiscal year 2013. Due to an administrative error William A. Powell’s Form 4, filed with the SEC on October  16, 2012, was understated by, and thus failed to timely report, a single share of common stock.

Solicitation of Proxies

The proxies are solicited by our Board of Directors. We will pay the cost to solicit proxies. Directors and officers of the Company and employees of its affiliates may solicit proxies either personally or by telephone, facsimile transmission or through the Internet.

Annual Report on Form 10-K

A copy of our 2013 Annual Report on Form 10-K, including the financial statements and schedules and a list of all exhibits, will be supplied without charge to any stockholder upon written request sent to Sears Hometown and Outlet Stores, Inc., Law Department, 5500 Trillium Boulevard, Suite 501, Hoffman

Estates, Illinois, 60192, Attn: General Counsel and Secretary. Exhibits to our 2013 Annual Report on Form 10-K are available for a reasonable fee. You may also view our 2013 Annual Report on Form 10-K and its exhibits on-line at the SEC website at www.sec.gov or on our website at www.shos.com.

IMPORTANT

The interest and cooperation of all stockholders in the affairs of SHO are considered to be of the greatest importance by SHO. Even if you expect to attend the Annual Meeting, it is urgently requested that, whether your share holdings are large or small, you promptly vote by telephone, through the Internet or by mail (if you received your proxy materials by mail).

SEARS HOMETOWN AND OUTLET STORES, INC. 5500 TRILLIUM BLVD. SUITE 501 HOFFMAN ESTATES, IL 60192

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M74134-P52687	KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SEARS HOMETOWN AND OUTLET STORES, INC.			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors		☐	☐	☐
Nominees:
	01) E.J. Bird	04) William R. Harker
	02) Jeffrey Flug	05) W. Bruce Johnson
	03) James F. Gooch	06) Josephine Linden

The Board of Directors recommends you vote FOR the following proposal:								For	Against	Abstain
2.	Advisory vote to approve the compensation of our Named Executive Officers							☐	☐	☐
The Board of Directors recommends you vote FOR the following proposal:
3.	Ratify the appointment by the Audit Committee of BDO USA, LLP as the Company’s independent registered public accounting firm for fiscal year 2014							☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.
For address changes and/or comments, please check this box and write them on the back where indicated.					☐
Please indicate if you plan to attend this meeting.			☐	☐
			Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

	Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

ADMISSION TICKET

You should present this admission ticket in order to gain admittance to the 2014 Annual Meeting of Stockholders. This ticket admits only the stockholder(s) listed on the reverse side and is not transferable. If shares are held in the name of a broker, trust, bank, or other nominee, you must bring with you a statement, proxy or letter from the broker, trustee, bank or nominee confirming the beneficial ownership of the shares as of the record date. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting.

DIRECTIONS TO THE 2014 ANNUAL MEETING OF STOCKHOLDERS OF SEARS HOMETOWN AND OUTLET STORES, INC.

Directions from Midway Airport:

Take Cicero Avenue North to I-290, Eisenhower Expressway, West and exit on I-90, Northwest Tollway, West, towards Rockford. Stay on I-90 West to the exit at Beverly Road and proceed North (right). You will see the Sears Entrance on the right. Turn right into the Sears complex and follow the signs to the Elm Building. Proceed to the main entrance.

Directions from the Loop or O’Hare Airport:

Take I-90/94 West and stay on I-90, Northwest Tollway, West, towards Rockford. Exit at Beverly Road and proceed North (right). You will see the Sears Entrance on the right. Turn right into the Sears complex and follow the signs to the Elm Building. Proceed to the main entrance.

Directions from West to Route 59:

Take I-90, Northwest Tollway, East to Rt. 59 (first exit after Rt. 25). Exit at Rt. 59 and proceed North. At Higgins Road (Rt. 72) turn left. Proceed West on Higgins Road to Beverly Road. At Beverly Road, turn left and proceed South. You will see the Sears Entrance on the left. Turn left into the Sears complex and follow the signs to the Elm Building. Proceed to the main entrance.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

— — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — —

M74135-P52687

SEARS HOMETOWN AND OUTLET STORES, INC. Annual Meeting of Stockholders May 28, 2014 9:00 AM This proxy is solicited by the Board of Directors

The undersigned, revoking any proxy previously given, hereby appoint(s) Steven D. Barnhart, Charles J. Hansen, and William A. Powell, all of whom are officers of Sears Hometown and Outlet Stores, Inc., and each of them, as proxies with full powers of substitution, to vote, as directed on the reverse side of this card, all shares the undersigned is entitled to vote at the 2014 Annual Meeting of Stockholders of Sears Hometown and Outlet Stores, Inc. to be held on May 28, 2014 and at any adjournment or postponement of the Annual Meeting, and authorizes each proxy to vote in his discretion on any other matter that may properly come before the Annual Meeting, or at any adjournment or postponement of the Annual Meeting INCLUDING WITHOUT LIMITATION TO VOTE ON THE ELECTION OF SUCH SUBSTITUTE NOMINEES FOR DIRECTOR AS SUCH PROXIES MAY SELECT IN THE EVENT THAT ANY NOMINEE(S) NAMED ON THIS PROXY CARD BECOME(S) UNABLE TO SERVE AS A DIRECTOR.

This proxy, when properly executed, will be voted in the manner directed herein and in the discretion of the proxy holders on all other matters properly coming before the Annual Meeting. If no direction is made, this proxy will be voted FOR all of the Board of Directors’ nominees for election to the Board of Directors, FOR proposal 2, and FOR proposal 3.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side